                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                PruTech Research and Development Partnership III
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

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/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

        ------------------------------------------------------------------------

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539

                                   __________, 1997


Dear Unit Holders:

    Since its formation in June 1986, PruTech Research and Development Partnership III (the "Partnership") has invested substantially all of its available capital (net of working capital reserves) in research and development projects. Many of these investments have been liquidated in the ordinary course of business and the net proceeds have been distributed to the partners. The General Partner continues to manage the remaining investments, which consist of
(i) publicly traded shares of common stock in Cell Genesys Inc. (CEGE), Creative BioMolecules, Inc. (CBMI) and Kopin Corp. (KOPN), and (ii) a royalty right on Synapton, a drug developed by Forest Laboratories, Inc. for the treatment of Alzheimer's Disease.

    The General Partner believes that it is in the best interests of the Unit Holders for the Partnership to liquidate its remaining investments, distribute its assets and dissolve. ACCORDINGLY, THE GENERAL PARTNER IS RECOMMENDING TO THE UNIT HOLDERS THAT THE PARTNERSHIP BE DISSOLVED PURSUANT TO THE PLAN OF DISSOLUTION AND LIQUIDATION (THE "PLAN") DESCRIBED IN THE ACCOMPANYING CONSENT SOLICITATION STATEMENT. Under the terms of the Partnership Agreement, each Unit Holder of record on _______________, 1997 (the "Record Date") has the right to vote on the Plan and can exercise such right by instructing the Depositary, Prudential-Bache Investor Services Inc. (the "Depositary"), as to whether such Unit Holder consents to the adoption of the Plan. The Depositary will consent to adoption of the Plan in accordance with the instructions of the Unit Holders.

    The principal advantages of the adoption of the Plan are:

    - Unit Holders will receive available cash as the Partnership's remaining investments are liquidated.

    - After the final distribution of liquidation proceeds from the Partnership's investments and the final dissolution of the Partnership, the Unit Holders will no longer have Federal and state income tax reporting requirements with respect to their investment in depositary units evidencing ownership of limited partnership interests (the "Depositary Units").

    - The Partnership will, after the final liquidation of the Partnership's assets and the final dissolution of the Partnership, avoid incurring management fees and general and administrative expenses which would otherwise reduce amounts available for distribution.

    The principal disadvantage from the adoption of the Plan is:

    - As the Partnership's remaining investments are liquidated, Unit Holders will forego the opportunity to receive future income generated by these investments or potential appreciation in the value of these investments.

See "The Plan - Advantages and Disadvantages of Adopting the Plan" contained in the accompanying Consent Solicitation Statement.

    As detailed in the attached Consent Solicitation Statement, if the Plan is approved, the General Partner will attempt to liquidate the Partnership's remaining investments (other than investments that the General Partner has determined to have no value) by endeavoring, among other things, to (i) sell, in an orderly manner, the Partnership's publicly traded equity securities, subject to market conditions and applicable Federal and state securities regulations, and (ii) attempt to maximize the value to Unit Holders of the Partnership's right to receive royalties from the sale of the drug Synapton (the "Synapton Royalty") under the Partnership's technology license agreement with Forest Laboratories, Inc. by (x) maintaining the technology license agreement with Forest Laboratories, Inc. and receiving the Synapton Royalty, if any, until the technology license expires in December 1999, (y) selling the Synapton Royalty to Forest Laboratories, Inc., or a third party with Forest's consent, prior to the expiration of the technology license or (z) abandoning the Synapton Royalty prior to its expiration based upon the General Partner's assessment that the value of such technology does not warrant its retention in light of the costs to be incurred as a result of continuing the Partnership.

    Due to the nature of the Synapton royalty, the General Partner is not able to predict with any degree of certainty the total proceeds that will be received or the timing of and the cash amounts that might ultimately be available for distribution by the Partnership. Final liquidation of the Partnership will depend on the resolution of the Synapton Royalty.

    THE GENERAL PARTNER BELIEVES THAT THE ADOPTION OF THE PLAN IS IN THE BEST INTERESTS OF THE UNIT HOLDERS AND RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE PLAN. THE PLAN IS FULLY DESCRIBED IN THE ATTACHED CONSENT SOLICITATION STATEMENT. YOU ARE URGED TO READ CAREFULLY THE CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE PLAN. In accordance with the terms of the Partnership Agreement, the General Partner is soliciting the written consent of the Unit Holders on the Record Date to the adoption of the Plan. ADOPTION OF THE PLAN REQUIRES THE AFFIRMATIVE WRITTEN CONSENT OF UNIT HOLDERS HOLDING A MAJORITY OF THE OUTSTANDING DEPOSITARY UNITS BY __________, 1997, UNLESS EXTENDED, DIRECTING THE DEPOSITARY TO CONSENT TO THE PLAN.

    Please mark, sign and date the enclosed consent form and return the consent form promptly in the enclosed postage prepaid envelope. By executing and returning the consent form, you will ensure that your vote is counted and reduce any Partnership expenses associated with follow-up mailings. Because the consent of Unit Holders holding a majority of the outstanding Depositary Units is required to approve the Plan, Unit Holders who do not return their consent form will, in essence, be voting against the Plan. If you have any questions regarding the Plan and the accompanying Consent Solicitation Statement, you may contact Morrow & Co., Inc. at (800) 662-5200.

                             PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III

                             By:  R&D FUNDING CORP,
                                  Its General Partner



                             ________________________________
                                  Michael S. Hasley
                                  President

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539


                            NOTICE OF CONSENT SOLICITATION


Dear Unit Holders:

    Notice is hereby given that the written consent of the holders (the "Unit Holders") of depositary units (the "Depositary Units") evidencing ownership of limited partnership interests in PruTech Research and Development Partnership III (the "Partnership") is being solicited for the purpose of approving the Plan of Dissolution and Liquidation (the "Plan") described in the attached Consent Solicitation Statement. Only owners of Depositary Units of record at the close of business on _________, 1997 are entitled to notice of the solicitation of consents and are entitled to direct the Depositary, Prudential-Bache Investor Services Inc., to consent to the adoption of the Plan.

    You are urged to mark, sign and date the accompanying consent form and return it promptly in the enclosed envelope. Consent forms must be received prior to _________, 1997, unless extended (the "Termination Date"). Your consent form may be revoked by delivering to Morrow & Co., Inc. a written revocation or later dated consent form on or prior to the Termination Date.

                             PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III

                             By:  R&D FUNDING CORP,
                                  Its General Partner



                                  --------------------------------
                                       Michael S. Hasley
                                       President

____________, 1997

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539


                            CONSENT SOLICITATION STATEMENT


    This Consent Solicitation Statement is furnished to the holders ("Unit Holders") of depositary units ("Depositary Units") evidencing the ownership of limited partnership interests in PruTech Research and Development Partnership III, a California limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by R&D Funding Corp (the "General Partner"), to approve the dissolution of the Partnership and the winding-up of its business and affairs pursuant to the Plan of Dissolution and Liquidation attached hereto as Appendix A (the "Plan"). For a more complete description of the Plan, see "The Plan - Terms of the Plan." The close of business on ___________, 1997 (the "Record Date") has been fixed by the General Partner for determining the Unit Holders entitled to notice of the solicitation of consents and entitled to direct the Depositary, Prudential-Bache Investor Services Inc. (the "Depositary"), to consent to the adoption of the Plan. This Consent Solicitation Statement and the enclosed consent form are first being mailed to Unit Holders on or about ___________, 1997.

    Pursuant to the terms of the Agreement of Limited Partnership, dated as of June 2, 1986, as amended (the "Partnership Agreement"), the consent of Unit Holders owning a majority of the outstanding Depositary Units is required to approve the Plan. Under the terms of the Partnership Agreement, each Unit Holder has the right to vote on the Plan and can exercise such right by instructing the Depositary as to whether such Unit Holder consents to the adoption of the Plan. The Depositary will consent to adoption of the Plan in accordance with the written instructions of the Unit Holders. No meeting of Unit Holders will be held. Each Depositary Unit is entitled to one vote on the Plan. Abstentions from the proposal to approve the Plan will be treated as votes against the Plan. Morrow & Co., Inc. will accept, on behalf of the Depositary, consent forms received from Unit Holders on or before ___________, 1997, unless extended by the General Partner to not later than __________, 1998 (the "Termination Date"), at which time a determination will be made as to whether the Plan has been adopted. Unit Holders will be notified if the Termination Date is extended. Consent forms should be returned to the Depositary c/o Morrow & Co., Inc. in the enclosed postage prepaid envelope.

    As of the Record Date, there were 40,934 outstanding Units, of which 724 were owned by Prudential Securities Incorporated ("PSI"), an affiliate of the General Partner. All Units held by PSI will be voted FOR the Plan.

    All duly executed consent forms received prior to the Termination Date will be voted by the Depositary and they will be voted in accordance with the instructions specified thereon. If a duly executed consent form does not specify a choice, the Depositary Units represented thereby will be voted FOR the Plan. A consent form may be revoked at any time before the Termination Date.
To be effective, a written notice of revocation of a consent form must be received by the Depositary c/o Morrow & Co., Inc. prior to the Termination Date and mailed to the Depositary c/o Morrow & Co., Inc. at the following address:
909 Third Avenue, New York, NY 10022.

Any notice of revocation must specify the Unit Holder's name and the number of Depositary Units. Additionally, a Unit Holder may revoke a consent form by executing and dating a later dated consent form and delivering it to the Depositary c/o Morrow & Co., Inc. prior to the Termination Date. All questions as to the validity, form, eligibility and time of receipt of consent forms or revocations of consent forms and voting of consents will be determined by the General Partner. Any such determination will be final and binding, absent manifest error. The General Partner reserves the right to waive, without notice, any irregularities as to the manner of voting on the Plan.

    Pursuant to the terms of the Partnership Agreement, the cost of soliciting consents, including the cost of the preparation and distribution of this Consent Solicitation Statement, will be borne by the Partnership. In addition to solicitation by mail through the use of this Consent Solicitation Statement, certain employees of the General Partner and its affiliates may solicit consents by telephone, facsimile or in person, but will not receive any additional compensation for doing so. The General Partner has also retained Morrow & Co., Inc. to assist the General Partner in soliciting consents at an estimated cost of $_________, plus reimbursement of out-of-pocket expenses. The Partnership will, upon request, reimburse brokers and other persons holding Units in their names or in the names of their nominees for their reasonable expenses incurred in sending this Consent Solicitation Statement and the accompanying materials to the beneficial owners of such Units. The General Partner estimates that the cost to the Partnership of preparing this Consent Solicitation Statement and soliciting consents will be approximately [$80,000].

                                  TABLE OF CONTENTS

                                                                            PAGE



THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     Background and Reasons for the Plan . . . . . . . . . . . . . . . .     1
     Terms of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Disposition of Partnership Investments. . . . . . . . . . . . . . .     5
     Liquidating Distributions . . . . . . . . . . . . . . . . . . . . .     5
     Recommendation of the General Partner . . . . . . . . . . . . . . .     6
     Advantages and Disadvantages of Adopting the Plan . . . . . . . . .     6
     Consequences if the Plan is not Adopted . . . . . . . . . . . . . .     6
     Exchange Act Deregistration and Termination of Filings. . . . . . .     7
     Available Information . . . . . . . . . . . . . . . . . . . . . . .     7
     No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . .     7

THE PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Formation and Contributions to the Partnership. . . . . . . . . . .     7
     Distributions from the Partnership. . . . . . . . . . . . . . . . .     8
     Market Information with Respect to Depositary Units . . . . . . . .     8
     Principal Holders of Depositary Units . . . . . . . . . . . . . . .     8

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . .     9

PARTNERSHIP INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . .    11

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. . . . . . . . . . . . . . .    12
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     "Flow Through" of Tax Items from the Partnership. . . . . . . . . .    13
     Taxation Upon Completion of Liquidation . . . . . . . . . . . . . .    14
     Certain State Income Tax Consequences . . . . . . . . . . . . . . .    15

LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

APPENDIX A:    PLAN OF DISSOLUTION AND LIQUIDATION . . . . . . . . . . .   A-1

APPENDIX B:   PARTNERSHIP'S ANNUAL REPORT ON
              FORM 10-K FOR THE YEAR ENDED
              DECEMBER 31, 1996

APPENDIX C:   PARTNERSHIP'S QUARTERLY REPORT ON
              FORM 10-Q FOR THE QUARTER ENDED
              SEPTEMBER 30, 1997

                                       THE PLAN


BACKGROUND AND REASONS FOR THE PLAN


    Since its formation in June 1986, the Partnership has invested substantially all of its available capital (net of working capital reserves) in research and development projects. The General Partner has already liquidated many of the investments of the Partnership in the ordinary course of business and, because the Partnership Agreement does not allow the reinvestment of net proceeds from the disposition of Partnership investments, distributed the net proceeds to the partners. In some cases, where investments have proved unsuccessful, no funds have been available for distribution and the investments have little or no value. The General Partner continues to manage the remaining investments.


    As described in the Partnership's quarterly report on Form 10-Q for the period ended September 30, 1997 which is attached hereto as Appendix C, transactions in 1997 through November 7 include: (i) the sale of 491,798 shares of common stock of Creative Biomolecules for $5,525,000; (ii) the sale of 519,690 shares of common stock of Kopin Corporation for $7,767,000; (iii) the sale of 211,000 shares of common stock of Somatix Therapy Corporation for $529,000; and (iv) the sale of 92,500 shares of common stock of Cell Genesys Inc. for $650,000.



    As of November 10, 1997, the Partnership owned the following marketable securities which are all publicly traded on the NASDAQ: (i) 24,484 shares of common stock of Creative BioMolecules, Inc. at $8.25 per share ($201,993) , (ii) 17,650 shares of common stock of Kopin Corporation at $18.625 per share ($328,731), and (iii) 18,765 shares of common stock of Cell Genesys Inc. at $9.375 per share ($175,922), and the Partnership is continuing to sell these marketable securities in an orderly manner. The Partnership also owns a royalty on the sale of Synapton, a drug treatment for Alzheimer's Disease developed by Forest Laboratories, Inc., which royalty expires in December 1999 (the "Synapton Royalty").



    The values of the foregoing marketable securities are easily determinable and such securities are readily salable; however, the Synapton Royalty is illiquid, and any estimate of the value of the Synapton Royalty is subject to significant uncertainty due to a number of factors including, among other things, (i) whether the Food and Drug Administration (the "FDA") will approve the drug Synapton and, if so, when such approval will occur, (ii) Forest's ability, upon obtaining FDA approval, to manufacture and distribute the product prior to the expiration of the Partnership's license in December 1999 and (iii) market acceptance of the product, the success of existing competitive products and the entry of additional competitive products in the future. The General Partner will attempt to maximize the value of the Synapton Royalty by (i) maintaining the technology license agreement until it expires in December 1999 if the Synapton Royalty is expected to generate sufficient revenues to justify maintaining the Partnership, (ii) selling the royalty to Forest or a third party prior to its expiration, or (iii) abandoning the license prior to its expiration if the General Partner determines that, based on the status of the filing with the FDA, the expected timing of an approval by the FDA, or the expected commercial success of the product, the expense of managing the Partnership for the remainder of the Synapton Royalty period will be greater than the anticipated royalty income.
See "PARTNERSHIP INVESTMENTS--Forest Laboratories."



    Under the terms of the Partnership Agreement, the Partnership could operate through the year 2006, continuing to incur management fees and administrative and overhead expenses. However, the Partnership has few investments remaining, as described above. The General Partner intends, under the authority granted to the General Partner under the Partnership Agreement, to continue to sell the remaining marketable securities in an orderly manner in the near future. After the marketable securities are sold, the only remaining asset will be the Synapton Royalty which expires, by its terms, in December, 1999. After the Synapton Royalty expires, the Partnership anticipates that it will have no assets and will therefore dissolve and liquidate. However, the amount of royalty income, if any, which may be generated by the Synapton Royalty prior to its expiration in December, 1999 is subject to significant uncertainty for the reasons described above and may not be sufficient to cover the fixed costs of managing the Partnership. The Partnership incurs the following fixed costs annually: (i) the production of annual and quarterly reports (approximately $15,000 per year), (ii) tax return preparation, legal and audit fees (approximately $65,000 per year) and (iii) the management fee payable to the General Partner which, under the revised management fee structure described herein, is a minimum of $250,000 annually from and after July 1, 1997.



    Therefore, the General Partner is soliciting the consent of the Unit Holders to provide flexibility to the General Partner in managing the Partnership, so that as events unfold over the next two years the General Partner will be able to react quickly to events, such as the outcome of the FDA review of the drug Synapton and the success of Synapton in the marketplace, and to sell the Synapton Royalty or to abandon the royalty position prior to its expiration if anticipated income to the Partnership from the royalty is less than anticipated Partnership expenses.



    Based on the foregoing, management of the General Partner has developed a proposal for the dissolution and liquidation of the Partnership under which (i) the Partnership will continue to liquidate its remaining marketable securities in an orderly manner and (ii) the General Partner will attempt to maximize the value to Unit Holders of the Partnership's right to receive the Synapton Royalty under the Partnership's technology license agreement with Forest Laboratories, Inc. by (x) maintaining the technology license agreement with Forest Laboratories, Inc. and receiving the Synapton Royalty, if any, until the Partnership's technology license expires in December, 1999, (y) selling the Synapton Royalty to Forest Laboratories, Inc., or a third party with Forest's consent, prior to the expiration of the technology license or (z) abandoning the Synapton Royalty prior to its expiration based upon the General Partner's assessment that the value of such technology does not warrant its retention in light of the costs to be incurred as a result of continuing the Partnership. In the event the General Partner makes a determination that the anticipated revenues from Synapton Royalty until its expiration in December, 1999 will be less than the expected costs of maintaining the Partnership through 1999, the Synapton Royalty will be abandoned by the Partnership. The Partnership will be liquidated, either upon the expiration of the Synapton Royalty, the sale of the Synapton Royalty, or the abandonment of the Synapton Royalty. Upon completion of the liquidation of the Partnership's remaining assets and the distribution of available net proceeds to the partners in accordance with the terms of the Partnership Agreement, the Partnership will then cease operations and be dissolved.



    In order to reduce the administrative costs associated with managing the Partnership, management's proposal also includes within the Plan a provision providing for an amendment to the Partnership Agreement to eliminate the requirement of delivery of quarterly reports to the Unit Holders unless the Partnership disposes of material assets in a quarter. "THE PLAN -- Terms of the Plan." The Partnership will continue to be subject to the reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), which provides for the filing of, among other things, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the Securities and Exchange Commission (the "Commission"). See "THE PLAN -- Available Information."



    To reduce the risk to partners that Partnership expenses could exceed revenues, the management fee of the General Partner has been reduced, effective as of July 1, 1997, as follows: the General Partner will receive a management fee equal to the greater of $250,000 annually or 10% of the aggregate amount received from the Synapton Royalty after July 1, 1997 until the dissolution and liquidation of the Partnership, not to exceed the aggregate management fee payable under the terms of the Partnership Agreement for the period from July 1, 1997 until the dissolution and liquidation of the Partnership. For the period from July 1, 1997 to December 31, 1999, the management fee payable under the reduced plan will be a minimum of $625,000 as compared to the management fee which would otherwise be payable under the Partnership Agreement of $2,046,700 for the period from July 1, 1997 to December 31, 1999. If the Partnership receives income from the Synapton Royalty, the amount of the management fee may increase up to an amount not to exceed the amount otherwise payable under the Partnership Agreement, as described above. The reduction in the amount of the management fee is not contingent upon the approval of the Plan by the Unit Holders.


    Management of the General Partner presented its proposal to the Board of Directors of the General Partner at a meeting of the Board on September 8, 1997. On the basis of management's evaluation, the Board of Directors of the General Partner at the September 8 meeting unanimously determined that the sale of the Partnership's assets and the subsequent liquidation of the Partnership was in the best interests of the Unit Holders, approved the solicitation of the Unit Holders' consent to the dissolution and liquidation of the Partnership as described in the Plan and authorized, upon approval of the Unit Holders, the dissolution and liquidation of the Partnership pursuant to the Plan. Accordingly, the General Partner is recommending to the Unit Holders that the Partnership be dissolved and liquidated pursuant to the Plan.

    If the Plan is approved by the Unit Holders, the General Partner will attempt to sell the Partnership's remaining investments as described under "Disposition of Partnership Investments," below.

TERMS OF THE PLAN

    The approval of the Plan by the holders of a majority of the outstanding Depositary Units will result in the dissolution of the Partnership for purposes of California law. Pursuant to the terms of the Plan, following the consent of the holders of a majority of the outstanding Depositary Units, the remaining investments will be sold or otherwise disposed of by the General Partner in accordance with the Partnership Agreement and applicable provisions of California law. The Plan provides that the General Partner will sell or otherwise dispose of the Partnership's remaining investments to such person or persons (other than the General Partner or its affiliates) as the General Partner may determine and on such terms and conditions as the General Partner determines to be in the best interests of the Unit Holders. The terms of the Partnership Agreement prohibit the General Partner and its affiliates from purchasing the Partnership's investments.


    In order to further reduce the expenses of managing the Partnership, the Plan includes a provision to amend the Partnership Agreement to eliminate the requirement of delivery of quarterly reports to Unit Holders, unless a material disposition of assets occurs in a quarter; however, the Partnership will continue to deliver annual reports and tax information to Unit Holders, in accordance with the terms of the Partnership Agreement, and will continue to be subject to the reporting requirements of the Exchange Act. After the sale of the remaining marketable securities, the Partnership's only remaining asset will be the Synapton Royalty, and the Partnership will not have any material asset disposition until the sale, abandonment or expiration of the Synapton Royalty. The terms of the proposed amendment to the Partnership Agreement are set forth in the Second Amendment to Agreement of Limited Partnership (the "Amendment") which is attached hereto as Exhibit A to the Plan. The Partnership Agreement currently requires the General Partner to deliver quarterly reports to the Unit Holders, and the Partnership incurs expenses of approximately $5,000 annually for the printing and mailing of such quarterly reports. The Amendment will require the consent of the holders of at least a majority of the outstanding Depositary Units. Because the Amendment is a provision of the Plan, Unit Holders who approve the Plan will also be approving the Amendment, and no separate vote on the Amendment will be held.


    The Plan and the terms of the Partnership Agreement provide that the net proceeds from the eventual sale of the Partnership's remaining investments will be distributed to creditors of the Partnership, in the order of priority as provided by law, with the balance being distributed in accordance with the partners' capital accounts under the terms of the Partnership Agreement. Such capital accounts will reflect adjustments for gains and losses recognized in connection with the disposition of assets, with losses being allocated 90% to Unit Holders and 10% to the General Partner, and gains being allocated 90% to Unit Holders and 10% to the General Partner until such time as total net profits equal all losses previously allocated, whereupon the General Partner will be allocated an additional amount pursuant to the terms of the Partnership Agreement. No assurance can be given that total net profits will ultimately exceed losses allocated to date. It is not expected that the Partnership's eventual total distributions will equal the amount of Unit Holders' initial investments.

    Upon adoption of the Plan, the General Partner estimates that final liquidation of the Partnership may take until after the expiration of the Synapton Royalty.

    Pursuant to the terms of the Plan, the General Partner intends to distribute the net proceeds received from the sale of the Partnership's remaining investments following the retention of a working capital reserve for use in satisfying any contingent or unaccrued liabilities of the Partnership.
To the extent that the Partnership has existing working capital, the amount required to be retained from the net proceeds from the sale of the Partnership's remaining investments will be reduced. After the satisfaction of these obligations or liabilities, any remaining amounts will be distributed in accordance with the Partnership Agreement.

DISPOSITION OF PARTNERSHIP INVESTMENTS

    If the Plan is approved by the Unit Holders, the General Partner will attempt to dispose of the Partnership's remaining investments (other than investments the General Partner has determined are without value) as follows:

         PUBLICLY TRADED EQUITY SECURITIES. The General Partner will dispose of publicly traded equity securities on the exchanges or other markets on which the respective securities are traded. The timing of the Partnership's dispositions of publicly traded equity securities will be based on market conditions and the business judgment of the General Partner and will be subject to applicable Federal and state securities laws and regulations.

         SYNAPTON ROYALTY. The General Partner will attempt to maximize the value to Unit Holders of the Synapton Royalty by (i) maintaining the technology license agreement with Forest Laboratories, Inc. and receiving the royalties thereunder, if any, until the technology license expires in December 1999, (ii) selling such royalty rights to Forest Laboratories, Inc., or a third party with Forest's consent, prior to the expiration of the Partnership's technology license or (iii) abandoning such rights prior to their expiration based upon the General Partner's assessment of the value of such technology considering the costs to be incurred as a result of continuing the Partnership.

    Due to the nature of the Synapton Royalty, the General Partner is not able to predict with any degree of certainty the total proceeds that will be received or the timing of or the cash amounts that may ultimately be available for distribution by the Partnership. The General Partner will continue to assess all of the Partnership's investments to determine whether each investment is salable and, if so, whether the potential proceeds from the sale of such investment would exceed transaction costs associated with the sale of such investment. If the General Partner determines that an investment is not salable or that the sale of any such investment is not economically feasible, the General Partner, in its business judgment, may surrender or abandon such investment on behalf of the Partnership.

LIQUIDATING DISTRIBUTIONS

    The amount of any liquidating distributions to Unit Holders will depend upon a number of factors, including, without limitation, the amounts received from the sale of the Partnership's remaining investments, the amount of royalties, if any, received from the Synapton Royalty, the transaction costs associated with selling the Partnership's investments, the actual expenses associated with obtaining Unit Holder approval of the Plan and completing the winding-up of the Partnership, as well as the management fees and general and administrative expenses incurred by the Partnership until the termination of the Partnership. As a result of the uncertainty of the foregoing, the General Partner is unable to include in the Consent Solicitation Statement a pro forma balance sheet prepared on a liquidation basis or pro forma book value per Depositary Unit information with respect to the Partnership.

    The General Partner has estimated that approximately [$80,000] in expenses will be incurred in connection with obtaining the approval of the Unit Holders to the Plan. The Partnership will continue to incur management fees and general and administrative expenses (including expenses associated with disposing of the Partnership's investments) until the liquidation of the Partnership's investments is completed. To the extent that the actual expenses incurred by the Partnership in connection with soliciting Unit Holder approval are greater than those estimated by the General Partner, or an extended period is required for the disposition of the Partnership's investments, any amount available for distribution to Unit Holders will be reduced.

RECOMMENDATION OF THE GENERAL PARTNER

    The General Partner recommends that Unit Holders vote FOR the adoption of the Plan. An affiliate of the General Partner intends to vote all Depositary Units owned by it FOR adoption of the Plan.

ADVANTAGES AND DISADVANTAGES OF ADOPTING THE PLAN

    The principal advantages to Unit Holders from the adoption of the Plan are as follows:

    - Unit Holders will receive available cash as the Partnership's remaining investments are liquidated.

    - After the final distribution of liquidation proceeds from the Partnership's investments and the final dissolution of the Partnership, the Unit Holders will no longer have Federal and state income tax reporting requirements with respect to their investment in the Depositary Units.

    - The Partnership will, after the final liquidation of the Partnership's assets and the final dissolution of the Partnership, avoid incurring management fees and general and administrative expenses which would otherwise reduce amounts available for distribution.

    The principal disadvantage from the adoption of the Plan is:

    - As the Partnership's remaining investments are liquidated, Unit Holders will forego the opportunity to receive future income generated by these investments or potential appreciation in the value of these investments.

CONSEQUENCES IF THE PLAN IS NOT ADOPTED


    If the Plan is not adopted, the General Partner will continue managing the business and affairs of the Partnership, including from time to time disposing of Partnership investments, in accordance with the terms of the Partnership Agreement, will make distributions, to the extent possible, from available cash of the Partnership, and will continue to deliver quarterly reports to Unit Holders, in accordance with the terms of the Partnership Agreement. If the Plan is not adopted, the General Partner may, in the future, again seek the approval of Unit Holders for the liquidation of the Partnership. The General Partner believes that, as a result of the on-going management fees and general and administrative costs (for example, costs incurred in connection with the preparation and mailing of tax returns and quarterly and annual reports as well as annual legal, audit and tax professional fees), distributions to Unit Holders resulting from the continued operation of the Partnership could be significantly less when compared to amounts that are estimated to be available if the Plan is approved at this time.


EXCHANGE ACT DEREGISTRATION AND TERMINATION OF FILINGS

    The Units are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the approval of the Plan, the Partnership will continue to file with the Securities and Exchange Commission (the "SEC") Annual Reports on Form 10-K, containing audited financial statements, and Quarterly Reports on Form 10-Q containing unaudited interim financial statements. In addition, the Partnership will also file with the SEC reports on Form 8-K and report material events as circumstances warrant to Unit Holders. Upon the liquidation of the Partnership's assets and payment of the final liquidating distribution to Unit Holders, such registration will be terminated and no additional reports will be filed by the Partnership with the SEC.

AVAILABLE INFORMATION

    The Partnership is subject to the informational requirements of the Exchange Act and other applicable legal requirements and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Partnership under the Exchange Act can be inspected and copied without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made by the Partnership through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

NO APPRAISAL RIGHTS

    There are no appraisal or dissenters' rights in connection with the approval of the Plan and the liquidation and dissolution of the Partnership.

                                   THE PARTNERSHIP

FORMATION AND CONTRIBUTIONS TO THE PARTNERSHIP

    The Partnership was organized by the General Partner on June 2, 1986. An aggregate $40,934,000 of capital was contributed by Unit Holders who purchased 40,934 Depositary Units, and the General Partner contributed an additional $4,093,400, constituting 10% of the Unit Holders' capital contributions. The Partnership's objective was to seek cash flow from the research and development of new technologies with potential commercial applications. For information regarding distributions to the partners, see "Distributions from the Partnership" below.

    The Partnership has no officers, directors or employees. The business of the Partnership is managed by the General Partner. The General Partner is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI").

DISTRIBUTIONS FROM THE PARTNERSHIP


    The Partnership has made distributions to its partners from available Partnership cash. The following is a summary of aggregate cash distributions paid by the Partnership during the years ended December 31, 1994, 1995 and 1996 and for the ten months ended October 31, 1997:



                                                               Ten Months Ended
                       1994           1995          1996       October 31, 1997
                       ----           ----          ----       ----------------

 Unit Holders        $347,939       $7,122,516    $3,274,720     $11,256,850

 General Partner       38,660          791,391       363,858      $1,250,761
                     --------       ----------    ----------     -----------

 Total               $386,599       $7,913,907    $3,638,578     $12,507,611
                     --------       ----------    ----------     -----------
                     --------       ----------    ----------     -----------



     The following is a summary of cash distributions paid by the Partnership on a per Depositary Unit basis during the years ended December 31, 1994, 1995 and 1996 and for the ten months ended October 31, 1997.



                                                             Ten Months Ended
                           1994      1995        1996        October 31, 1997
                           ----      ----        ----        ----------------

 Distributions per  Unit  $8.50     $174.00     $80.00           $275.00

    From the date of the inception of the Partnership through October 31, 1997, Unit Holders have received distributions of $637.50 per $1,000 Depositary Unit.


MARKET INFORMATION WITH RESPECT TO DEPOSITARY UNITS

    The Depositary Units were originally sold for $1,000 per Depositary Unit. The Depositary Units are not listed or traded on any securities exchange. The General Partner is aware of certain occasional resales of Depositary Units between Unit Holders and third parties. As of the Record Date, there were approximately 3,000 Unit Holders and 40,934 Depositary Units outstanding.

PRINCIPAL HOLDERS OF DEPOSITARY UNITS

    There are no individual Unit Holders who were known to the General Partner to own beneficially more than 5% of the Depositary Units as of the Record Date. No officer or director of the General Partner owns, beneficially or of record, any Depositary Units. There are no arrangements known to the General Partner which may result in a change in control of the Partnership. As of the Record Date, an affiliate of the General Partner, PSI, owned 724 Depositary Units. All such Depositary Units will be voted FOR the Plan.

                               SELECTED FINANCIAL DATA


    The following selected financial data for the Partnership should be read in conjunction with the financial statements and related notes thereto appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 attached to this Consent Solicitation Statement.


                               (See Table on next page)

                                                                                                           NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                                   SEPTEMBER 30,
                         ---------------------------------------------------------------------------------------------------------
                              1996           1995          1994          1993          1992           1997            1996
                         ---------------------------------------------------------------------------------------------------------

 Gain on sale of
 investments
 in equity securities    $  5,194,202   $  8,998,197  $  2,364,352   $   772,027   $   ----      $  7,090,925    $  3,621,513
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Royalty income          $    216,665   $    ----     $     50,468   $    96,798   $   434,431   $    ----       $    216,665
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Termination of royalty
 rights                  $    ----      $  2,241,783  $    ----      $   ----      $   ----      $    ----       $    ----
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Total revenues          $  5,448,886   $ 11,311,651  $  2,706,567   $ 1,019,176   $   632,254   $  7,180,645    $  3,872,172
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Write - off of
 investments in
 equity securities       $    ----      $    ----     $    500,000   $   505,904   $   ----      $    295,000    $    ----
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Net income (loss)       $  4,534,518   $ 10,308,841  $    805,584   $  (616,780)  $  (379,435)  $  6,319,356    $  3,180,781
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Net  income (loss) per
 Unit                    $      99.70   $     226.66  $      17.71   $    (13.56)  $     (8.34)  $      138.94   $      69.93
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Notes payable           $    ----      $    ----     $   1,622,223  $ 3,206,223   $   ----      $    ----       $   ----
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Total assets(1)         $ 15,664,366   $ 19,879,840  $  19,448,580  $35,635,145   $ 6,709,841   $  4,477,926    $ 12,697,047
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------

 Total Unit Holder
 distributions           $  3,274,720   $  7,122,516  $     347,939  $   ----      $ 4,093,400   $  11,256,850   $  3,274,720
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------


                                                                    -10-

 Total Unit Holder
 distributions
 per Unit                $      80.00   $     174.00  $       8.50   $   ----      $    100.00   $     275.00    $      80.00
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------
                         ------------   ------------  ------------   -----------   -----------   ------------    ------------




-------------------
(1) Includes unrealized gains on investments in equity securities of $6,135,742, $11,254,503, $10,750,699 and $26,110,075 as of
    December 31, 1996, 1995, 1994 and 1993, respectively, and
    $1,280,255 and $4,531,996 as of September 30, 1997 and 1996,
    respectively.

                               PARTNERSHIP INVESTMENTS


Set forth below is a description of the Partnership's position in each investment considered by the General Partner to have value, as of November 10, 1997.


CELL GENESYS INC. (CEGE)


    18,765 shares of common stock.



    On November 10, 1997, the common stock of Cell Genesys, a publicly traded company on the NASDAQ, closed at $9.375 per share; the 12-month high and low closing prices of the common stock were $9-1/2 and $4-1/4, respectively.


CREATIVE BIOMOLECULES, INC. (CBMI)


    24,484 shares of common stock.



    On November 10, 1997, the common stock of Creative BioMolecules, a publicly traded company on the NASDAQ, closed at $8.25 per share; the 12-month high and low closing prices of the common stock were $13-3/8 and $5-3/8, respectively.


KOPIN CORPORATION (KOPN)


    17,650 shares of common stock.



    On November 10, 1997, the common stock of Kopin Corporation, a publicly traded company on the NASDAQ, closed at $18.625 per share; the 12-month high and low closing prices of the common stock were $19-3/4 and $7-1/4, respectively.


FOREST LABORATORIES (FRX)


    Royalty rights on Synapton, a drug treatment for Alzheimer's Disease, at the rate of 7% of sales which expire December 1999. On November 18, 1997, Forest Laboratories announced that it had filed a New Drug
    Application with the FDA to seek FDA approval of the drug Synapton. No royalties have been generated to date. Management of the General Partner is unable to estimate the value of the Synapton Royalty due to a number of factors including, among other things, (i) whether the FDA will approve Synapton and, if so, when such approval will occur, (ii) Forest's ability, upon obtaining FDA approval, to manufacture and distribute Synapton prior to the expiration of the Partnership's license in December, 1999 and (iii) market acceptance of the product, the success of existing competitive products and the entry of additional competitive products in the future.



    The General Partner will attempt to maximize the value of the Synapton Royalty by (i) maintaining the technology license agreement until it expires in December 1999 if the Synapton Royalty generates sufficient revenues to justify maintaining the Partnership,

    (ii) selling the royalty to Forest or a third party prior to its expiration, or (iii) abandoning the license prior to its expiration if the General Partner determines that, based on the status of the filing with the FDA, the expected timing of an approval by the FDA, or the expected commercial success of the product, the expense of managing the Partnership for the remainder of the Synapton Royalty period will be greater than the anticipated royalty income. The General Partner has not begun substantive discussions with Forest Laboratories regarding the sale of the Synapton Royalty.


    In addition to the foregoing investments, the Partnership has investments which the General Partner has determined have marginal or no market value. Upon liquidation, these investments will be abandoned.

    The General Partner will continue to assess all of the Partnership's investments to determine whether each investment is salable, and if so, whether the potential proceeds from a sale of such investment would exceed the transaction costs associated with the sale. In determining the potential value of the Partnership's investments, the General Partner will also consider the Partnership's on-going management fees and general and administrative costs. If the General Partner determines that the sale of any such investment is not economically feasible, the General Partner, in its business judgment, may surrender or abandon such investment on behalf of the Partnership.

                     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

GENERAL

    The following summarizes certain federal income tax consequences to the Unit Holders arising from the Partnership's proposed sale of its assets and liquidation pursuant to the Plan. Statements of legal conclusions regarding tax consequences reflect the opinion of Ungaretti & Harris, counsel to the Partnership, and are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes, that allocations made and to be made pursuant to the Partnership Agreement have substantial economic effect as provided in the Treasury regulations, and that the Partnership will be liquidated as described herein, distributing only cash proceeds in complete liquidation of the Partners' interests. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are subject to change (including change which may have retroactive effect) at any time.

    This summary is directed to individual Unit Holders who are citizens or residents of the United States for federal income tax purposes and who hold Units as capital assets (generally, property held for investment). Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to corporations, trusts, estates, partnerships, limited liability companies, tax-exempt entities, investment companies, nonresident aliens, or debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding. Moreover, it is impossible to describe all the tax consequences of the Plan upon Unit Holders because the tax consequences may vary depending upon the individual circumstances of a Unit Holder. All Unit

Holders are strongly encouraged to consult their own tax advisors as to the tax issues which may be specifically applicable to them.

OVERVIEW

    Unit Holders may anticipate two types of tax consequences from the proposed liquidation. Certain tax consequences will "flow through" to the Unit Holders from the Partnership during the period required to complete the sale or other disposition of its assets and distribution of the liquidation proceeds. In addition, certain tax consequences will result when the Partnership completes the liquidation of its assets and terminates its existence.

"FLOW THROUGH" OF TAX ITEMS FROM THE PARTNERSHIP

IN GENERAL

    The Partnership will have certain items of income, expense, gain and loss during the period of time required for it to dispose of its assets and make liquidating distributions. These items will include operating income and expenses, and will also include expenses, gains and losses specifically relating to the disposition of its assets. All such items will be allocated among the Partners in the manner described in the Partnership Agreement. As was true throughout the life of the Partnership, each Unit Holder must continue to recognize and report his allocable share of the Partnership's items of income, gain, loss, deduction and credit, including those items relating to the disposition of assets in connection with the liquidation.

DISPOSITION OF ASSETS

    The Partnership will realize and recognize gain or loss, or a combination of both, upon the disposition of its assets. The amount of gain with respect to each asset will be the excess of the amount realized (i.e., cash and other consideration received) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss with respect to each asset will be the excess of the Partnership's tax basis for such asset over the amount realized.

    Under the Taxpayer Relief Act of 1997, net long-term capital gains of individuals, trusts and estates recognized on or after May 7, 1997 are taxed at various rates depending on the nature of the property giving rise to the capital gain and the taxpayer's holding period. It is anticipated that any substantial gains recognized by the Partnership on or after such date will qualify as "adjusted net capital gain," and will therefore be eligible to be taxed at a maximum rate of 20% (or 10%, to the extent a Unit Holder's share of such gain would be taxable at the 15% rate if it were ordinary income). The actual application of this maximum rate to a particular taxpayer depends on the amounts and categories of other capital gains and losses such taxpayer may recognize. Capital losses recognized in a given taxable year can be utilized to offset capital gains during that taxable year, plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Any capital loss that is not deducted because of this limitation may be carried forward and utilized in subsequent years subject to the same limitation.

    In connection with the liquidation, the Partnership may attempt to sell certain royalty rights. The royalty rights have zero basis in the hands of the Partnership, so the entire amount realized in connection with this sale will represent taxable gain. It is anticipated that such gain will be treated as "section 1231 gain" from assets used in the Partnership's trade or business.

Such gain is generally treated as long-term capital gain. To the extent a taxpayer has unrecaptured section 1231 losses in the five preceding taxable years, however, such gains may be treated as ordinary income. In the case of a partnership, the determination of whether there are unrecaptured section 1231 losses is made based on the circumstances of each individual partner.

    The Partnership also intends to dispose of certain securities. Some of these securities will be sold; others, having little or no value, may be abandoned. These dispositions will result in long term capital gains or losses. Consistent with the goal of maximizing the Unit Holders' overall return from the liquidation, the General Partner, to the extent possible, will attempt to cause the Partnership to recognize losses in the same year as gains, but there can be no assurance that such matching will be possible.

TAXATION UPON COMPLETION OF LIQUIDATION

GAIN OR LOSS UPON COMPLETION OF LIQUIDATION

    The Partnership itself will not realize gain or loss upon the distribution of cash to its partners in liquidation. Each Unit Holder, however, will be treated as having sold his Units for an amount equal to the cash distributed to such Unit Holder in liquidation. If such amount exceeds the Unit Holder's adjusted tax basis in his Depositary Units, the difference will be a capital gain; if such amount is less than the Unit Holder's basis, the difference will be a capital loss. The tax consequences of the liquidation to a Unit Holder will therefore depend in part on his basis in his Depositary Units.

    A Unit Holder's basis in his Depositary Units is affected by allocations and distributions made during the period of time he held the Depositary Units. Allocations of income and gain to a Unit Holder, including gain from the sale of Partnership investments, increase such Unit Holder's adjusted tax basis in his Depositary Units. Conversely, allocations of losses and deductions to a Unit Holder, including losses from the sale of Partnership investments, reduce such Unit Holder's adjusted tax basis in his Depositary Units. A Unit Holder's adjusted tax basis in his Depositary Units is also reduced (but not below zero) by distributions to such Unit Holder. Distributions in excess of basis are taxed in the same manner as gain from the sale of a Depositary Unit (i.e., as capital gain). Because of the many factors affecting the basis of Depositary Units (including differing initial bases for Unit Holders who obtained their Depositary Units at different times), it is not possible to state in general whether the liquidation will result in a gain or loss to the Unit Holders or the likely extent of such gain or loss.

PASSIVE LOSS LIMITATION

    Unit Holders that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitation rules that were enacted as part of the Tax Reform Act of 1986. These rules generally provide that losses resulting from a passive activity may not be used to offset income unless such income also results from a passive activity.

    A Unit Holder's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income, which includes interest, dividends and gains from the sale of portfolio investments. A Unit Holder's allocable share of any Partnership gain realized on the sale of its investments (other than investments that are classified as portfolio investments) will be passive activity income that may be offset by passive activity losses from other passive activity investments. It is anticipated the sale of certain stocks described herein will produce long-term capital gain that will be classified as gain from portfolio investments. In the event the Partnership receives income from the Synapton Royalty, or sells the Synapton Royalty in a transaction producing income or gain, it is anticipated that such income or gain will be treated as passive activity income.

    Liquidation of the Partnership will result in a complete, taxable disposition of the Unit Holders' interests. When an owner of a passive activity makes a complete, taxable disposition of the owner's interest in the activity, all passive activity losses of that activity for the taxable year of disposition and all previous taxable years, to the extent not used to offset passive activity income for previous years, are treated as losses which are not from a passive activity, and may offset other income subject to other applicable limitations. Depending upon individual circumstances, a Unit Holder may achieve tax savings as a result of the liquidation through the use of losses that were allocated in previous years but suspended by reason of the passive loss limitation.

CERTAIN STATE INCOME TAX CONSEQUENCES

    State income tax consequences are generally beyond the scope of this discussion, and Unit Holders should rely upon their own tax advisors for information regarding such consequences. Unit Holders should note, however, that some or all of the Partnership's income and losses may be considered to arise from California sources. California law may require income tax withholding with respect to certain distributions made to Unit Holders residing outside California.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE DISPOSITION OF THE PARTNERSHIP'S INVESTMENTS AND THE LIQUIDATION OF THE PARTNERSHIP PURSUANT TO THE PLAN. IT IS NOT INTENDED AS AN ALTERNATIVE TO INDIVIDUAL TAX PLANNING. EACH UNIT HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR CONCERNING SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM.

                                      LITIGATION


    On April 15, 1994, a multiparty petition captioned MACK ET AL. V.
PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, PSI, the Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees.



    The General Partner and PSI believe that they have meritorious defenses to the complaint and are vigorously defending themselves in this action. The claims of most plaintiffs have been settled or dismissed. It is currently expected that the remaining claims will be resolved shortly. The Partnership has not contributed to any settlement or paid any costs of the litigation, nor is it anticipated that it will.


    The General Partner believes that the litigation discussed above will not have an adverse impact on its ability to liquidate the Partnership in accordance with the Plan and in the time frame currently contemplated by the General Partner.

                                                                      APPENDIX A

                         PLAN OF DISSOLUTION AND LIQUIDATION
                                          OF
                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III


    This Plan of Dissolution and Liquidation (the "Plan") is intended to effect the complete, voluntary dissolution and liquidation of PruTech Research and Development Partnership III, a California limited partnership (the "Partnership"), in accordance with Article II of the Agreement of Limited Partnership, dated as of June 2, 1986, as amended (the "Partnership Agreement"), and Article 8 of the California Revised Uniform Limited Partnership Act. Capitalized terms used herein without other definition shall have the meanings ascribed to them in the Partnership Agreement.

    1. This Plan shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of a majority of the outstanding Depositary Units in accordance with the terms of the Partnership Agreement.

    2. As of the Effective Date, the Partnership Agreement shall be amended as set forth in Exhibit A attached hereto.

    3. Following the Effective Date, the General Partner shall act as "Liquidating Agent" with respect to the Partnership's assets and shall proceed to complete the following actions to liquidate the Partnership's assets and to effect the complete and voluntary dissolution of the Partnership:

         (a) The Liquidating Agent shall sell or otherwise dispose of the assets of the Partnership, other than cash, pursuant to the transactions described in the Consent Solicitation Statement distributed to the Unit Holders in connection with the approval of the Plan or in such other transactions and upon such terms and conditions as the Liquidating Agent deems to be in the best interests of Unit Holders to any person or persons (other than the General Partner or its Affiliates).

         (b) The assets of the Partnership shall be distributed to the Unit Holders, Limited Partners and the General Partner in accordance with the Partnership Agreement in one or a series of distributions, at any time or from time to time, and in any manner that the Liquidating Agent may determine.

         (c) The Liquidating Agent shall, in addition, (i) cause the Partnership to withdraw from all jurisdictions in which the Partnership is qualified to do business, (ii) wind up the Partnership's business and affairs, and (iii) complete the formal dissolution of the Partnership and cancellation of the Certificate of Limited Partnership under California law.

    4. Implementation of this Plan shall be under the direction of the Liquidating Agent who shall have full authority to carry out the provisions of this Plan or such other actions it deems appropriate without further action by the partners.

                                                                       EXHIBIT A


                                 SECOND AMENDMENT TO
                       THE AGREEMENT OF LIMITED PARTNERSHIP OF
                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III

    THIS SECOND AMENDMENT (the "Amendment") to the Agreement of Limited Partnership of PruTech Research and Development Partnership III is made this __ day of ________, 19__.

                                      RECITALS:

    WHEREAS, PruTech Research and Development Partnership III, a California limited partnership (the "Partnership"), was formed on June 2, 1986 under the laws of the State of California pursuant to an Agreement of Limited Partnership dated June 2, 1986, as amended by the First Amendment to the Agreement of Limited Partnership dated May 31, 1990 (the "Partnership Agreement"). Terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Partnership Agreement.

    WHEREAS, the General Partner has solicited the consent of the Unit Holders to a Plan of Dissolution and Liquidation (the "Plan") pursuant to which the Partnership will be dissolved and liquidated.

    WHEREAS, the Plan includes a provision providing for an amendment to
Section 5.4 of the Partnership Agreement in the form of this Amendment.

    WHEREAS, the Plan was approved by the affirmative written consent of more than a majority of the outstanding Depositary Units on _______, 19__, and, by approving the Plan, the Unit Holders have approved this Amendment.

                                      AMENDMENT

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         FIRST, Section 5.4 of the Partnership Agreement, entitled "Quarterly Reports" is hereby amended as follows:

              The first paragraph of Section 5.4 is hereby amended in its entirety to henceforth read as follows:

             "Within 75 days after the end of any quarter in which the
              General Partner sells or otherwise disposes of a material portion of the remaining assets of the Partnership, the General Partner shall cause to be delivered to each Person who was a Partner at the end of such quarter, an unaudited quarterly report containing a statement of net assets and a statement of changes in net assets for the period covered by such report. The report shall also contain a description of the Partnership's material asset disposition during the quarter covered by such report."

         SECOND, the remaining terms and conditions of the Partnership Agreement shall remain as stated, without any amendment.

                                                                     Appendix B

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1996

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-20081

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         California                                 77-0129484
--------------------------------------------------------------------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

440 Mission Court, Suite 250, Fremont, California              94539
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (510) 656-1855

Securities registered pursuant to Section 12(b) of the Act:

                                     None
--------------------------------------------------------------------------------
Securities registered pursuant to Section 12(g) of the Act:
                               Depositary Units
--------------------------------------------------------------------------------
                               (Title of class)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                             ---    ---

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[X]

                      DOCUMENTS INCORPORATED BY REFERENCE

   Registrant's Annual Report to Unitholders for the year ended December 31, 1996 is incorporated by reference into Parts I, II and IV of this Annual Report on Form 10-K.

   Agreement of Limited Partnership, included as part of the Registration Statement on Form S-1 (File No. 33-6091) filed with the Securities and Exchange Commission on June 3, 1986 pursuant to Rule 424(b) of the Securities Act of 1933 and amended May 31, 1990, is incorporated by reference into Part IV of this Annual Report on Form 10-K.

                                Index to exhibits can be found on pages 8 and 9.

                      CAUTIONARY STATEMENT FOR PURPOSES OF
                       THE "SAFE HARBOR" PROVISIONS OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   When used in this Annual Report on Form 10-K, the words "Believes," "Anticipates," "Expects" and similar expressions are intended to identify forward-looking statements. Statements looking forward in time are included in this Annual Report on Form 10-K pursuant to the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially, including, but not limited to, those set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Registrant undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)

                               TABLE OF CONTENTS

PART I                                                                                         PAGE
                                                                                               ----
Item  1    Business.........................................................................      3
Item  2    Properties.......................................................................      4
Item  3    Legal Proceedings................................................................      4
Item  4    Submission of Matters to a Vote of Unitholders...................................      4

PART II
Item  5    Market for the Registrant's Units and Related Unitholder Matters.................      4
Item  6    Selected Financial Data..........................................................      5
Item  7    Management's Discussion and Analysis of Financial Condition and Results of
             Operations.....................................................................      5
Item  8    Financial Statements and Supplementary Data......................................      5
Item  9    Changes in and Disagreements with Accountants on Accounting and Financial
             Disclosure.....................................................................      5

PART III
Item 10    Directors and Executive Officers of the Registrant...............................      5
Item 11    Executive Compensation...........................................................      7
Item 12    Security Ownership of Certain Beneficial Owners and Management...................      7
Item 13    Certain Relationships and Related Transactions...................................      7

PART IV
Item 14    Exhibits, Financial Statement Schedules and Reports on Form 8-K
           Financial Statements and Financial Statement Schedules...........................      8
           Exhibits.........................................................................      8
           Reports on Form 8-K..............................................................      9
SIGNATURES..................................................................................     10

                                     PART I

ITEM 1. BUSINESS

   PruTech Research and Development Partnership III (the "Registrant"), a California limited partnership, was formed on June 2, 1986 and will terminate on December 31, 2006 unless terminated sooner under the provisions of the Agreement of Limited Partnership (the "Partnership Agreement"). The Registrant was formed to seek cash flow from the research and development of new technologies with potential commercial applications with proceeds raised from the initial sale of 40,934 depositary units ("Units"). The General Partner also contributed an amount equal to 10% of the gross proceeds raised by the sale of Units. The Registrant's fiscal year for book and tax purposes ends on December 31.

   The Registrant entered into total commitments of $30.1 million for ten research and development projects in both publicly and privately held companies all of which have been fully funded. The Registrant also made equity investments in some of these companies. As of December 31, 1996, the Registrant held equity investments and/or royalty rights, which had value at December 31, 1996 or were active during the year then ended, relating to four companies. For more information regarding the Registrant's operations, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations.

   The Registrant is engaged solely in the business of research and development; therefore, presentation of industry segment information is not applicable.

   For the years ended December 31, 1996, 1995 and 1994, revenue from the following portfolio company investments exceeded 15% of the Registrant's total revenue:

                                                 1996     1995     1994
                                                 ----     ----     ----
      Forest Laboratories, Inc.                   66%      63%      87%
      Creative BioMolecules, Inc.                 29       --       --
      Interleaf, Inc.                             --       32       --

GENERAL PARTNER

   The general partner of the Registrant is R&D Funding Corp (the "General Partner"), an affiliate of Prudential Securities Incorporated ("PSI"). Both the General Partner and PSI are wholly-owned subsidiaries of Prudential Securities Group Inc. In its capacity as General Partner, R&D Funding Corp was responsible for locating, evaluating, negotiating and structuring the Registrant's research and development projects and continues to monitor these projects. R&D Funding Corp is also responsible for the management of and provides the administrative services necessary for the operation of the Registrant. The assignor limited partner is Prudential-Bache Investor Services Inc., an affiliate of the General Partner, who has assigned substantially all the rights attributable to its limited partnership interest to investors.

COMPETITION

   The companies in which the Registrant holds equity investments and royalty rights faced substantial competition in the markets for their products and technologies. There are no assurances that the Registrant's investments will not decline in value due to the development by others of technologically superior products.

EMPLOYEES

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partner and its affiliates pursuant to the Partnership Agreement. See Notes B and G to the financial statements in the Registrant's annual report to limited partners for the year ended December 31, 1996 ("Registrant's 1996 Annual Report") which is filed as an exhibit hereto.

INVESTMENT PORTFOLIO SUMMARY

   For a description of the companies in which the Registrant's investments or royalty rights were active during 1996, see page 2 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 2. PROPERTIES

   The Registrant does not own or lease any property.

ITEM 3. LEGAL PROCEEDINGS

   This information is incorporated by reference to Note H to the financial statements in the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF UNITHOLDERS

   None

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S UNITS AND RELATED UNITHOLDER MATTERS

   As of March 3, 1997, there were 3,050 holders of record owning 40,934 Units. A significant secondary market for the Units has not developed and it is not expected that one will develop in the future. There are also certain restrictions set forth in Article 8 of the Partnership Agreement limiting the ability of the Unitholders to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

   The following per Unit cash distributions were paid to Unitholders during the following calendar quarters:

                                  QUARTER ENDED    1996       1995
                                  --------------   ------     -----
                                  March 31        $80.00     $26.00
                                  June 30             --         --
                                  September 30        --      63.00
                                  December 31         --      85.00

   There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The Registrant paid a distribution of approximately $3,639,000 during 1996 of which approximately $3,275,000 ($80 per unit) was paid to the limited partners and the remainder to the General Partner. The source for the 1996 distribution was the January 1996 sale of the Registrant's remaining 75,000 shares of Forest Laboratories, Inc. common stock for proceeds of approximately $3,600,000. The amount to be distributed by the Registrant in future quarters will be based on the extent to which the market value of its investments can be realized, and to a lesser extent, from the revenue stream from royalties and interest income. It is not expected that the Registrant's eventual total distributions will equal the Unitholder's initial investments.

ITEM 6. SELECTED FINANCIAL DATA

   The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 3 through 12 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.


                                                   YEAR ENDED DECEMBER 31,
                           ------------------------------------------------------------------------
                               1996           1995           1994           1993           1992
                           ------------   ------------   ------------   ------------   ------------
Royalty income             $   216,665    $        --    $    50,468    $    96,798    $   434,431
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Gain on sale of
  investments in equity
  securities               $ 5,194,202    $ 8,998,197    $ 2,364,352    $   772,027    $        --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Termination of royalty
  rights                   $        --    $ 2,241,783             --             --             --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total revenues             $ 5,448,886    $11,311,651    $ 2,706,567    $ 1,019,176    $   632,254
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Write-off of investments
  in equity securities     $        --    $        --    $   500,000    $   505,904    $        --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Net income (loss)          $ 4,534,518    $10,308,841    $   805,584    $  (616,780)   $  (379,435)
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Net income (loss) per
  Unit                     $     99.70    $    226.66    $     17.71    $    (13.56)   $     (8.34)
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Notes payable              $        --    $        --    $ 1,622,223    $ 3,206,223    $   --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total assets (1)           $15,664,366    $19,879,840    $19,448,580    $35,635,145    $ 6,709,841
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total limited partner
  distributions            $ 3,274,720    $ 7,122,516    $   347,939    $   --         $ 4,093,400
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Limited partner
  distributions per Unit   $     80.00    $    174.00    $      8.50    $   --         $    100.00
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------

---------------
(1) Includes unrealized gains on investments in equity securities of $6,135,742, $11,254,503,
$10,750,699 and $26,110,075 in 1996, 1995, 1994 and 1993, respectively.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This information is incorporated by reference to pages 13 and 14 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   The financial statements are incorporated by reference to pages 3 through 12 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   Reference is made to the Registrant's Current Report on Form 8-K dated June 25, 1996, as filed with the Securities and Exchange Commission on June 28, 1996 regarding the change in the Registrant's certifying accountant from Deloitte & Touche LLP to Price Waterhouse LLP.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   There are no directors or executive officers of the Registrant. The Registrant is managed by the General Partner.

   The General Partner's directors and executive officers, and any persons holding more than ten percent of the Registrant's Units ("Ten Percent Owners") are required to report their initial ownership of such Units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such executive officers, directors and Ten Percent Owners are required by Securities and Exchange Commission regulations to furnish the Registrant with copies of all Forms 3, 4 or 5 they file. All of these requirements were satisfied on a timely basis. In making these disclosures, the Registrant has relied solely on written representations of the General Partner's directors and executive officers or copies of the reports they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

   The directors and executive officers of R&D Funding Corp and their positions with regard to managing the Registrant are as follows:

  NAME                          POSITION
  ----                          --------

Thomas F. Lynch, III            Chief Executive Officer, Chairman of the Board
                                  of Directors and Director
Michael S. Hasley               President
Barbara J. Brooks               Vice President--Finance and Chief Financial
                                  Officer
Steven Carlino                  Vice President and Chief Accounting Officer
Frank W. Giordano               Director
Nathalie P. Maio                Director

   THOMAS F. LYNCH, III, age 38, is the Chief Executive Officer, Chairman of the Board of Directors and a Director of R&D Funding Corp. He is a Senior Vice President of PSI. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

   MICHAEL S. HASLEY, age 42, is the President of R&D Funding Corp. He is also a Senior Vice President of PSI. Mr. Hasley joined R&D Funding Corp and PSI in October 1986.

   BARBARA J. BROOKS, age 48, is the Vice President-Finance and Chief Financial Officer of R&D Funding Corp. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

   STEVEN CARLINO, age 33, is a Vice President of R&D Funding Corp. He is a First Vice President of PSI. Mr. Carlino also serves in various capacities for other affiliated companies. Prior to joining PSI in October 1992, he was with Ernst & Young for six years. Mr. Carlino is a certified public accountant.

   FRANK W. GIORDANO, age 54, is a Director of R&D Funding Corp. He is a Senior Vice President of PSI and an Executive Vice President and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

   NATHALIE P. MAIO, age 46, is a Director of R&D Funding Corp. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently, she also serves in various capacities for other affiliated companies.

   During July 1996, Michael S. Hasley replaced Russell L. Allen as President of R&D Funding Corp and Russell L. Allen and Barbara J. Brooks resigned as Directors.

   There are no family relationships among any of the foregoing directors or executive officers. All of the foregoing directors and executive officers have indefinite terms.

ITEM 11. EXECUTIVE COMPENSATION

   The Registrant does not pay or accrue any fees, salaries or any other form of compensation to directors and officers of the General Partner for their services. Certain officers and directors of the General Partner receive compensation from affiliates of the General Partner, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the General Partner believes that any compensation attributable to services performed for the Registrant is immaterial. See Item 13 Certain Relationships and Related Transactions for information regarding compensation to the General Partner.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   As of March 3, 1997, no director or executive officer of the General Partner owns directly or beneficially any interest in the voting securities of the General Partner.

   As of March 3, 1997, no director or executive officer of the General Partner owns directly or beneficially any of the Units issued by the Registrant.

   As of March 3, 1997, no Unitholder beneficially owns more than five percent (5%) of the Units issued by the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Registrant has and will continue to have certain relationships with the General Partner and its affiliates. There have been no direct financial transactions between the Registrant and the directors or officers of the General Partner.

   Reference is made to Notes B and G to the financial statements in the Registrant's 1996 Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                    PART IV

                                                                                               PAGE
                                                                                              NUMBER
                                                                                             IN ANNUAL
                                                                                              REPORT
                                                                                            ----------
ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)    1. Financial Statements and Reports of Independent Accountants--Incorporated by
          reference to the Registrant's 1996 Annual Report included as an exhibit hereto

          Reports of Independent Accountants:

          Report of Independent Accountants as of December 31, 1996 and for the year then
          ended                                                                                  3

          Independent Auditors' Report as of December 31, 1995 and for the two years then
          ended                                                                                 3A

          Financial Statements:

          Statements of Financial Condition--December 31, 1996 and 1995                          4

          Statements of Operations--Three years ended December 31, 1996                          5

          Statements of Changes in Partners' Capital--Three years ended December 31, 1996        5

          Statements of Cash Flows--Three years ended December 31, 1996                          6

          Notes to Financial Statements                                                          8

       2. Financial Statement Schedules

          All schedules have been omitted because they are not applicable or the required information is included in the financial statements or the notes thereto.

       3. Exhibits

          Description:

          Form of Agreement for Services (Incorporated by reference to Exhibit 2.1 included with Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3, 1986)

          PruTech Research and Development Partnership III Agreement of Limited
          Partnership (Incorporated by reference to Exhibit 3.1 included with
          Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3,
          1986)

          Escrow Agreement (Incorporated by reference to Exhibit 10.1 included with
          Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3,
          1986)

          First Amendment to the Agreement of Limited Partnership of PruTech Research and
          Development Partnership III (Incorporated by reference to Exhibit 3 included with Registrant's Annual Report on Form 10-K for the year ended December 31,
          1991)

          Registrant's 1996 Annual Report (with the exception of the information and data incorporated by reference in Items 3, 7 and 8 of this Annual Report on Form
          10-K, no other information or data appearing in the Registrant's 1996 Annual
          Report is to be deemed filed as part of this report) (filed herewith)

          Letter dated June 28, 1996 from Deloitte & Touche LLP to the Securities and
          Exchange Commission regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K dated
          June 25, 1996)

          Financial Data Schedule (filed herewith)


(b)  Reports on Form 8-K--

     No reports on Form 8-K were filed during the last quarter of the period covered by this report; however, reports on Form 8-K dated January 7, 1997 and February 12, 1997 were filed with the Securities and Exchange Commission on January 21, 1997 and February 27, 1997, respectively. Both Reports on Form 8-K relate to Item 2 regarding the sale of 430,298 and 226,500 shares of Creative BioMolecules, Inc. common stock.

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PruTech Research and Development Partnership III


By: R&D Funding Corp
    A Delaware corporation, General Partner
     By: /s/ Steven Carlino                         Date: March 27, 1997
     ----------------------------------------
     Steven Carlino
     Vice President and Chief Accounting
     Officer


   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partner) and on the dates indicated.


By: R&D Funding Corp
    A Delaware corporation, General Partner

     By: /s/ Thomas F. Lynch, III                 Date: March 27, 1997
     ----------------------------------------
     THOMAS F. LYNCH, III
     CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE
     BOARD OF DIRECTORS AND DIRECTOR

     By: /s/ Michael S. Hasley                    Date: March 27, 1997
     ----------------------------------------
     MICHAEL S. HASLEY
     PRESIDENT

     By: /s/ Barbara J. Brooks                    Date: March 27, 1997
     ----------------------------------------
     BARBARA J. BROOKS
     VICE PRESIDENT--FINANCE AND CHIEF
     FINANCIAL OFFICER

     By: /s/ Steven Carlino                       Date: March 27, 1997
     ----------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT

     By /s/ Frank W. Giordano                     Date: March 27, 1997
     ----------------------------------------
     FRANK W. GIORDANO
     DIRECTOR

     By /s/ Nathalie P. Maio                      Date: March 27, 1997
     ----------------------------------------
     NATHALIE P. MAIO
     DIRECTOR

                                                                     1996
--------------------------------------------------------------------------------
PRUTECH RESEARCH AND                                                 ANNUAL
DEVELOPMENT PARTNERSHIP III                                          REPORT

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
              LETTER TO UNITHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996

                                PRUTECH III PORTFOLIO

The following investments and/or royalty rights were active during the year, or had value at the end of the year. The Partnership's position in each investment is as of December 31, 1996. Certain of the securities held by the Partnership have restrictions on resale due to Federal Securities laws and regulations, and as noted below, certain of these securities have been sold subsequent to December 1996.

                          CREATIVE BIOMOLECULES, INC. (CBMI)

Position: 509,382 shares of common stock; director's option for 6,900 shares of common stock exercisable at $8.50 per share; royalty rights on soft tissue growth factor products which expire December 1999

    While work continues on several of the Partnership's projects, given the time required for regulatory approvals it appears unlikely that these projects will produce sales royalties for the Partnership as the Partnership's royalty rights expire in 1999. During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock generating $2,276,000 for the Partnership.

    During January and February 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for $5,019,000. Additionally, the Partnership exercised its director's option during the first quarter of 1997. The stock price of CBMI was $8.75 per share as of March 20, 1997.

                           FOREST LABORATORIES, INC. (FRX)

Position: Royalty rights to a treatment for Alzheimer's disease which expire
         December 1999

    Clinical studies on the treatment for Alzheimer's disease, being developed by Forest Laboratories, Inc., were completed during 1996. The filing of a New Drug Application with the FDA is expected in 1997. During the first quarter of 1996, the Partnership sold its remaining 75,000 shares of Forest common stock generating $3,600,000 for the Partnership.

                               KOPIN CORPORATION (KOPN)

Position: 537,333 shares of common stock

    During the second quarter of 1996, the Partnership received a $433,334 minimum royalty payment from its royalty positions on Gallium Arsenide and LED products. As a result, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin. During the first quarter of 1996, the Partnership sold 4,334 sharers of Kopin stock for $60,000.

    From January 15, 1997 through March 14, 1997, the Partnership sold 82,189 shares of Kopin Corporation common stock for $1,037,000. The stock price of Kopin was $14.00 per share as of March 20, 1997.

                          SOMATIX THERAPY CORPORATION (SOMA)

Position: 500,000 shares of common stock

    In January 1997, Somatix announced that it was being acquired by Cell Genesys (CEGE). Somatix shareholders are to receive .385 shares of Cell Genesys stock for each share of Somatix stock. This transaction is expected to close in April 1997. Between January 28, 1997 and February 3, 1997, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock for $517,000. The stock price of Somatix was $2.00 per share as of March 20, 1997.

[LETTERHEAD]

[LOGO]




REPORT OF INDEPENDENT ACCOUNTANTS

February 13, 1997

To the Partners of
PruTech Research and Development Partnership III


In our opinion, the accompanying statement of financial condition and the related statements of operations, of changes in partners' capital and cash flows present fairly, in all material respects, the financial position of PruTech Research and Development Partnership III (the "Partnership") at December 31, 1996, and the results of its operations, the changes in its partners' capital and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the general partner, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by the general partner, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

[LETTERHEAD]

[LOGO]




INDEPENDENT AUDITORS' REPORT


To the Partners of
PruTech Research and Development Partnership III

We have audited the accompanying statement of financial condition of PruTech Research and Development Partnership III (a California limited partnership) as of December 31, 1995, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PruTech Research and Development Partnership III as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP

February 13, 1996






---------------
Deloitte Touche
Tohmatsu
International                          3A
---------------

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                          STATEMENTS OF FINANCIAL CONDITION

                                                             DECEMBER 31,
                                                     --------------------------
                                                         1996           1995
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                            $ 2,342,441    $   480,692
Investments in equity securities                      13,321,925     19,182,479
Other assets                                              --            216,669
                                                     -----------    -----------
Total assets                                         $15,664,366    $19,879,840
                                                     -----------    -----------
                                                     -----------    -----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued management fee                               $   204,670    $   204,670
Accrued expenses and other liabilities                    80,438         73,091
                                                     -----------    -----------
Total liabilities                                        285,108        277,761
                                                     -----------    -----------


CONTINGENCIES
PARTNERS' CAPITAL
Unitholders (40,934 units issued and outstanding)      8,312,200      7,505,854
General partner                                          931,316        841,722
Unrealized gain on investments in equity securities    6,135,742     11,254,503
                                                     -----------    -----------
Total partners' capital                               15,379,258     19,602,079
                                                     -----------    -----------
Total liabilities and partners' capital              $15,664,366    $19,879,840
                                                     -----------    -----------
                                                     -----------    -----------
-------------------------------------------------------------------------------
           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                              STATEMENTS OF OPERATIONS




                                                              Year ended December 31,
                                                     -----------------------------------------
                                                         1996           1995           1994
----------------------------------------------------------------------------------------------
REVENUES
Gain on sale of investments in equity securities     $ 5,194,202    $ 8,998,197    $ 2,364,352
Termination of royalty rights                              --         2,241,783          --
Interest and other income                                 38,019         71,671         72,703
Royalty income                                           216,665          --            50,468
Exclusive license fees                                     --             --           138,667
Monitoring fee income                                      --             --            80,377
                                                     -----------    -----------    -----------
                                                       5,448,886     11,311,651      2,706,567
                                                     -----------    -----------    -----------

EXPENSES
Management fee                                           818,680        818,680        818,680
General and administrative                                92,116        111,655        227,772
Evaluation and monitoring                                  3,572         54,405         39,732
Interest                                                   --            18,070        134,799
Write-down of investments in equity securities             --             --           500,000
Write-off of stock warrants                                --             --           180,000
                                                     -----------    -----------    -----------
                                                         914,368      1,002,810      1,900,983
                                                     -----------    -----------    -----------
Net income                                           $ 4,534,518    $10,308,841    $   805,584
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
ALLOCATION OF NET INCOME
Unitholders                                          $ 4,081,066    $ 9,277,957    $   725,026
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
General partner                                      $   453,452    $ 1,030,884    $    80,558
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
Net income per unit                                  $     99.70    $    226.66    $     17.71
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
----------------------------------------------------------------------------------------------


                STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                         UNREALIZED
                                                            GENERAL       GAIN ON
                                            UNITHOLDERS     PARTNER     INVESTMENTS        TOTAL
---------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1993       $ 4,973,326    $   560,331    $26,110,075    $31,643,732
Net income                                     725,026         80,558          --           805,584
Distribution                                  (347,939)       (38,660)         --          (386,599)
Change in unrealized gain on
 investments in equity securities                --             --       (15,359,376)   (15,359,376)
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31,1994          5,350,413        602,229     10,750,699     16,703,341
Net income                                   9,277,957      1,030,884          --        10,308,841
Distributions                               (7,122,516)      (791,391)         --        (7,913,907)
Change in unrealized gain on
 investments in equity securities                --             --           503,804        503,804
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31, 1995         7,505,854        841,722     11,254,503     19,602,079
Net income                                   4,081,066        453,452          --         4,534,518
Distributions                               (3,274,720)      (363,858)         --        (3,638,578)
Change in unrealized gain on
 investments in equity securities                --             --        (5,118,761)    (5,118,761)
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31, 1996       $ 8,312,200    $   931,316    $ 6,135,742    $15,379,258
                                           -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------
---------------------------------------------------------------------------------------------------

           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                               STATEMENTS OF CASH FLOWS



                                                                YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                          1996        1995           1994
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Royalty income received                               $  216,665     $  389,023     $  101,996
Interest and other income received                        38,019         71,671         72,703
Management fee paid                                     (818,680)    (1,637,360)      (204,670)
General and administrative expenses paid                 (84,769)      (100,558)      (293,131)
Evaluation and monitoring expenses paid                   (3,572)       (54,405)       (66,046)
Interest paid                                              --           (55,742)      (100,266)
Cash received for other assets                           216,669          --             --
Exclusive license fees received                            --             --           138,667
                                                      ----------     ----------     ----------
Net cash used in operating activities                   (435,668)    (1,387,371)      (350,747)
                                                      ----------     ----------     ----------

CASH FLOWS FORM INVESTING ACTIVITIES
Proceeds from the sale of investments in equity
  securities                                           5,935,995      9,010,326      2,368,472
Proceeds from the termination of royalty rights            --         2,241,783          --
                                                      ----------     ----------     ----------
Net cash provided by investing activities              5,935,995     11,252,109      2,368,472
                                                      ----------     ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                         (3,638,578)    (7,913,907)      (386,599)
Repayment of note payable                                  --        (1,622,223)    (1,584,000)
                                                      ----------     ----------     ----------
Net cash used in financing activities                 (3,638,578)    (9,536,130)    (1,970,599)
                                                      ----------     ----------     ----------
Net increase in cash and cash equivalents              1,861,749        328,608         47,126
Cash and cash equivalents at beginning of year           480,692        152,084        104,958
                                                      ----------     ----------     ----------
Cash and cash equivalents at end of year              $2,342,441     $  480,692     $  152,084
                                                      ----------     ----------     ----------
                                                      ----------     ----------     ----------
-----------------------------------------------------------------------------------------------

                                                       (continued on next page)
                                   6

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                          STATEMENTS OF CASH FLOWS (Cont'd)



                                                                          YEAR ENDED DECEMBER 31
                                                              -------------------------------------------
                                                                   1996           1995           1994
----------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH USED IN
OPERATING ACTIVITIES
Net income                                                    $  4,534,518   $ 10,308,841    $   805,584
                                                              ------------   ------------    -----------

Adjustments to reconcile net income to net cash used in
  operating activities:
Gain on sale of investments in equity securities                (5,194,202)    (8,998,197)    (2,364,352)
Termination of royalty rights                                         --       (2,241,783)          --
Monitoring fee income                                                 --             --          (80,377)
Write-down of investments in equity securities                        --             --          500,000
Write-off of stock warrants'                                          --             --          180,000
Changes in:
  Royalties receivable                                                --          389,023         51,528
  Accrued management fee                                              --         (818,680)       614,010
  Accrued expenses and other liabilities                             7,347        (26,575)       (57,140)
  Deferred income                                                     --             --         (138,667)
  Note receivable                                                     --             --          138,667
  Other assets                                                     216,669           --             --
                                                              ------------   ------------    -----------
Total adjustments                                               (4,970,186)   (11,696,212)    (1,156,331)
                                                              ------------   ------------    -----------
Net cash used in operating activities                         $   (435,668)  $ (1,387,371)   $  (350,747)
                                                              ------------   ------------    -----------
                                                              ------------   ------------    -----------

----------------------------------------------------------------------------------------------------------



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

1995

Exercised a warrant to acquire, on a net issuance basis, 171,635 shares of Interleaf, Inc. common stock.

1994

The General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's 500,000 shares of common stock was written down by $500,000.

The market value per share of Interleaf Inc.'s common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off.

--------------------------------------------------------------------------------
           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                            NOTES TO FINANCIAL STATEMENTS

A.  GENERAL

    PruTech Research and Development Partnership III (the "Partnership"), a California limited partnership, was formed on June 2, 1986 and will terminate on December 31, 2006 unless terminated sooner under the provisions of the Agreement of Limited Partnership (the "Partnership Agreement"). Capital resources were originally provided by the sale of depositary units and by contributions of the General Partner equal to 10% of depositary contributions. The Partnership was formed to seek cash flow from the research and development of new technologies with potential commercial applications. The general partner of the Partnership is R&D Funding Corp (the "General Partner"), an affiliate of Prudential Securities Incorporated ("PSI"). Both the General Partner and PSI are wholly-owned subsidiaries of Prudential Securities Group, Inc. ("PSGI"). The assignor limited partner is Prudential-Bache Investor Services Inc., an affiliate of the General Partner, who has assigned substantially all the rights attributable to its limited partnership interest to investors. At December 31, 1996, the Partnership held equity investments or active royalty rights relating to four portfolio companies.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include money market funds.

INVESTMENTS

    The Partnership's equity securities that have readily determinable fair values are classified as available-for-sale securities. These securities are measured at fair value in the statements of financial condition and unrealized gains and losses are reported as a separate component of partners' capital. Equity securities traded on a national securities exchange or the NASDAQ national market are valued at the last reported sales price on the primary exchange on which they are traded. Equity securities traded in the over-the-counter market and thinly-traded securities are valued at the mean between the last reported bid and asked prices. Equity securities which are not readily marketable are accounted for under the cost method.

    The carrying value of an investment is written down to its fair value when a decline in value is considered to be other than temporary. The Partnership uses the average cost method to determine gains or losses on the sale of securities.

ROYALTY INCOME

    Royalty income represents revenue generated from licenses granted by the Partnership.

MONITORING FEE INCOME

    Payments received from research and development companies to reimburse the Partnership for its cost of monitoring during the development and marketing periods of a product were deferred and fully amortized over an eight year-period which ended December 31, 1994.

MANAGEMENT FEE

    The General Partner is paid a management fee equal to two percent of the unitholders' original capital contributions per annum. This fee provides for the cost of overseeing, supervising and monitoring the conduct of the development projects and for overseeing and monitoring product exploitation resulting from the development projects.

INCOME TAXES

    The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

PROFIT AND LOSS ALLOCATIONS AND DISTRIBUTIONS

    Profit and losses are allocated 90% to the unitholders and 10% to the General Partner in proportion to their capital accounts until such time as the total net profits allocated to each unitholder equal all losses previously allocated whereupon the General Partner will be allocated net profits in an additional amount of 25% with a corresponding reduction to the unitholders to be shared in proportion to their capital contributions.

    Distributions of cash are made in accordance with the Partnership Agreement and are allocated 90% to the unitholders and 10% to the General Partner.

C.  ROYALTIES

    On April 1, 1990 the Partnership entered into a Technology Development Investment Agreement with Kopin Corporation ("Kopin") for the development of LED technology. Pursuant to the Agreement, Kopin was obligated to pay to the Partnership royalties on the sale of products containing the technology through April 1, 1996, with a minimum royalty payment of $433,334 due April 1, 1996 (payable in cash or by the delivery of a promissory note). Kopin agreed to pay cash for the minimum royalty because the Partnership also agreed to transfer to Kopin its Gas technology developed under an earlier contract. During the second quarter of 1996, the Partnership received the $433,334 minimum royalty payment of which $216,669 represented a reduction of its receivable from Kopin and $216,665 was recorded as royalty income. As a result, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin.

    In November 1995, the Partnership and Interleaf, Inc. ("Interleaf") agreed to settle all royalty and other disputes between them and the Partnership sold to Interleaf the Partnerships' right, title and interest in technology licensed to Interleaf for $2,100,000. In connection with this transaction, the Partnership applied $375,081 of the proceeds to its outstanding royalty receivable balance and the remaining $1,724,919 was recognized as income. During 1995, revenues from Interleaf inclusive of the gain on common stock sold (see Note D) represented approximately 32% of the Partnership's total 1995 revenues.

    In March 1995, the Partnership and the MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for $516,870. No further royalty payments will be received by the Partnership from MNS as a result of this agreement.

    The Partnership retains certain royalty rights with Forest Laboratories, Inc. anc Creative Biomolecules, Inc. whose carrying values at December 31, 1996 are zero.

D.  INVESTMENTS

    In connection with certain of its research and development contracts, the Partnership has exercised its warrants or has converted its technology, royalty rights, warrants or notes receivable into an equity position in the companies performing the research and development.

    Investments in equity securities available-for-sale at December 31, 1996 and 1995 include the following:


                                                 1996                                                   1995
                            -------------------------------------------------     -------------------------------------------------
                                                       GROSS                                                   GROSS
                                                    UNREALIZED     CARRYING                                 UNREALIZED   CARRYING
                            SHARES     COST BASIS      GAINS         VALUE        SHARES      COST BASIS       GAINS       VALUE
----------------------------------------------------------------------------      -------------------------------------------------
Creative BioMolecules,
  Inc.-Common Stock         509,382    $1,666,928    $3,617,910    $5,284,838     724,282     $2,370,177    $2,699,797   $5,069,974

Forest Laboratories, Inc.-
  Common Stock                 --           --           --             --         75,000          6,130     3,387,620    3,393,750

Kopin Corporation-
  Common Stock              537,333     4,019,255     2,361,582     6,380,837     541,667      4,051,669     3,667,086    7,718,755

Somatix Therapy
  Corporation-
  Common Stock              500,000     1,500,000       156,250     1,656,250     500,000      1,500,000     1,500,000    3,000,000
                                       ----------    ----------   -----------                 ----------   -----------  -----------
                                       $7,186,183    $6,135,742   $13,321,925                 $7,927,976   $11,254,503  $19,182,479
                                       ----------    ----------   -----------                 ----------   -----------  -----------
                                       ----------    ----------   -----------                 ----------   -----------  -----------


    The gross unrealized gains would be allocated 90% to the unitholders and 10% to the General Partner if realized at December 31, 1996; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

CREATIVE BIOMOLECULES, INC.

    During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock with a cost basis of approximately $703,000 resulting in a gain of approximately $1,573,000. During 1996, revenues from the Partnership's investment in Creative BioMolecules, Inc. represented approximately 29% of the Partnership's total 1996 revenues.

    Subsequent to December 31, 1996, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock as more fully discussed in Note I.

FOREST LABORATORIES, INC.

    During the first quarter of 1996, the Partnership sold its remaining 75,000 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $6,000 resulting in a gain of approximately $3,594,000. During 1996, revenues relating to the Partnership's investment in Forest Laboratories, Inc. represented approximately 66% of the Partnership's total 1996 revenues.

    During the first quarter of 1995, the Partnership sold 88,000 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $7,000 resulting in a gain of approximately $4,256,000. During the third quarter of 1995, the Partnership sold 60,410 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $5,000 resulting in a gain of approximately $2,864,000. During 1995, revenues relating to the Partnership's investment in Forest Laboratories, Inc. represented approximately 63% of the Partnership's total revenues.

    In January 1994, the Partnership sold 50,393 shares of Forest
Laboratories, Inc. common stock with a cost basis of approximately $4,000 resulting in a gain of approximately $2,364,000.

KOPIN CORPORATION

    During the first quarter of 1996, the Partnership sold 4,334 shares of Kopin Corporation common stock with a cost basis of approximately $32,000 resulting in a gain of approximately $27,000.

    Subsequent to December 31, 1996, the Partnership sold 82,189 shares of Kopin Corporation common stock as more fully discussed in Note I.

SOMATIX THERAPY CORPORATION

    In 1994, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $500,000.

    Subsequent to December 31, 1996, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock as more fully discussed in Note I.

INTERLEAF, INC.

    In July 1995, the Partnership exercised a warrant to acquire, on a net issuance basis, 171,635 shares of Interleaf, Inc. common stock. In August 1995, the Partnership sold 25,000 of the company's shares resulting in a gain of approximately $250,000. In November 1995, the Partnership sold the remaining 146,635 of the company's shares which resulted in a gain of approximately $1,628,000.

    In 1994, the market value per share of Interleaf, Inc.'s common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off in 1994 and subsequently expired in 1995.

E.  NOTE PAYABLE

    In December 1993, the Partnership issued a note to Creative BioMolecules, Inc. with a principal value of $1,622,223 to exercise an expiring warrant to purchase common stock. The note accrued interest at 7.0%. Principal and interest ($55,741) were repaid in February 1995.

F.  INCOME TAXES

    The following is a reconciliation of net income for financial reporting purposes to net income for tax reporting purposes:

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1996           1995          1994
                                                ---------------------------------------
Net income per financial statements             $4,534,518    $10,308,841     $805,584
Write-off of investment in equity securities      (511,194)       (66,668)     500,000
Royalty income                                     (76,698)         --           --
Expiration of stock warrants                         --          (180,000)       --
Write-off of stock warrants                          --             --         180,000
Monitoring fee income                                --             --         (80,377)
Amortization of evaluation fees                      --             --          (3,346)
                                                ----------    -----------   ----------
Tax basis net income                            $3,946,626    $10,062,173   $1,401,861
                                                ----------    -----------   ----------
                                                ----------    -----------   ----------


    The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of the book to tax income adjustments.

G.  RELATED PARTIES

    The General Partner and its affiliates perform certain services for the Partnership for which they are reimbursed through the management fee which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The costs and expenses were:

                           YEAR ENDED DECEMBER 31,
                     ----------------------------------
                       1996         1995         1994
                     ----------------------------------
Management fee       $818,680     $818,680     $818,680
Printing               11,849       18,691        7,277
                     --------    ---------     --------
                     $830,529     $837,371     $825,957
                     --------    ---------     --------
                     --------    ---------     --------

    Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses) as of December 31, 1996 and 1995 were $4,943 and $16,464, respectively.

    Prudential Securities Incorporated, an affiliate of R&D Funding Corp, owned 724 units in the Partnership at December 31, 1996.

    The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of R&D Funding Corp, for investment of its available cash in short-term instruments pursuant to the guidelines established by the Partnership Agreement.

    The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership II and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships"), for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

H.  CONTINGENCIES

    On April 15, 1994, a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud and fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership units; negligence and breach of fiduciary duty in connection with the operation of the Partnership;
civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12), and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

    The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and intend to vigorously defend themselves in this action.

I.  SUBSEQUENT EVENTS

    During January and February 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for approximately $5,019,000 which resulted in a gain of approximately $3,572,000.

    From January 15, 1997 through March 14, 1997, the Partnership sold 82,189 shares of Kopin Corporation common stock for approximately $1,037,000 which resulted in a gain of approximately $423,000.

    Between January 28, 1997 and February 3, 1997, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock for approximately $517,000 which resulted in a loss of approximately $98,000.

    In February and in March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively, of which $4,093,400 ($100 per unit) and
$3,070,050 ($75 per unit), respectively, were paid to the limited partners, and the remainder to the General Partner.

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    As of December 31, 1996, the Partnership had approximately $2,342,000 of cash and cash equivalents which is an increase of approximately $1,862,000 as compared to December 31, 1995. This increase is primarily due to proceeds from the sales of the Partnership's common stock offset, in part, by the January 1996 distribution as discussed below.

    As of December 31, 1996, the Partnership had approximately $7.2 million invested in equity securities with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments.
Additionally, the realization of this market value is further impacted by certain sale restrictions and market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized and, to a lesser extent, from the revenue stream from royalties and interest income. It is not expected that the Partnership's eventual total distributions will equal the Unitholders' initial investments. Except for royalty income from Kopin Corporation ("Kopin") in 1996 as further discussed below, the Partnership's royalty positions did not generate royalty income for the Partnership during 1996 and 1995.

    In January 1996, the Partnership sold its remaining 75,000 shares of Forest Laboratories, Inc. ("Forest") common stock for approximately $3,600,000. The proceeds from the sale were used to pay a distribution of approximately $3,639,000 in January 1996. Unitholders received a total of approximately $3,275,000 ($80 per unit) and the General Partner received the remainder. The Partnership has retained its royalty position with Forest.

    Also, during the first quarter of 1996, the Partnership sold 4,334 shares of Kopin common stock for approximately $60,000.

    On April 1, 1990 the Partnership entered into a Technology Development Investment Agreement with Kopin for the development of LED technology. Pursuant to the Agreement, Kopin was obligated to pay to the Partnership royalties on the sale of products containing the technology through April 1, 1996, with a minimum royalty payment of $433,334 due April 1, 1996 (payable in cash or by the delivery of a promissory note). Kopin agreed to pay cash for the minimum royalty because the Partnership also agreed to transfer to Kopin its GaAs technology developed under an earlier contract. During the second quarter of 1996, the Partnership received the $433,334 minimum royalty payment of which $216,669 represented a reduction of its receivable from Kopin and $216,665 was recorded as royalty income. As a result of the above, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin.

    During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock for proceeds of approximately $2,276,000.

    Subsequent to 1996, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for approximately $5,019,000, 82,189 shares of Kopin Corporation common stock for approximately $1,037,000 and 205,000 shares of Somatix Therapy Corporation common stock for approximately $517,000. Additionally, in February and in March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively, of which $4,093,400 ($100 per unit) and $3,070,050 ($75 per unit), respectively, were paid to the limited partners, and the remainder to the General Partner.

    RESULTS OF OPERATIONS

    Net income for the years ended December 31, 1996, 1995 and 1994 was approximately $4,535,000, $10,309,000 and $806,000, respectively. The primary reasons for the fluctuations in operating results are discussed below.

    During 1996, the Partnership recorded gains of approximately $3,594,000 and $1,573,000 on the sale of 75,000 shares of Forest Laboratories, Inc. common stock and 214,900 shares of Creative BioMolecules, Inc.

common stock, respectively. During 1995, the Partnership recorded gains of approximately $7,121,000 and $1,878,000, respectively, on the sale of 148,410 shares of Forest common stock and 171,635 shares of Interleaf, Inc. ("Interleaf") common stock. In January 1994, the Partnership sold 50,393 shares of Forest Laboratories, Inc. common stock resulting in a gain of approximately $2,364,000.

    In November 1995, the Partnership and Interleaf agreed to settle all royalty and other disputes between them and to sell to Interleaf its right, title and interest in technology licensed to Interleaf for $2,100,000. In connection with this transaction, the Partnership applied $375,000 of the proceeds to its outstanding royalty receivable balance and the remaining $1,725,000 was recognized as income. In March 1995, the Partnership and the MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for approximately $517,000. No further royalty payments will be received by the Partnership from Interleaf or MNS as a result of these agreements.

    No royalties were earned by the Partnership in 1995. Royalty income for the year ended December 31, 1996 was approximately $217,000 and relates to the Kopin transaction as discussed above. Royalty income of approximately $50,000 was generated during the year ended December 31, 1994 from the Partnership's royalty positions, including the MacNeal-Schwendler Corporation royalty position which was terminated in March 1995.

    During the fourth quarter of 1989, the Partnership accepted a $138,667 note receivable from Kopin Corporation in lieu of payment of exclusive license fees. This note plus accrued interest (which was previously deferred) was collected during the fourth quarter of 1994 and recognized as income.

    In 1994, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $500,000. Also in 1994, the market value per share of Interleaf common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off in 1994 and subsequently expired in 1995.

    General and administrative expenses for the year ended December 31, 1996 decreased by approximately $20,000 as compared to 1995 and decreased by approximately $116,000 for the year ended December 31, 1995 as compared to 1994 primarily due to legal costs incurred in 1994, and, to a lesser extent, in 1995 in connection with the Interleaf royalty contract dispute.

    Evaluation and monitoring expenses decreased by approximately $51,000 for the year ended December 31, 1996 as compared to 1995 but increased by approximately $15,000 for the year ended December 31, 1995 as compared to 1994. The 1996 decrease was due to lower levels of overall activity in the Partnership's R&D projects and license agreements during 1996. The 1995 increase was primarily due to the use of consultants in 1995 related to the royalty dispute with Interleaf.

    Interest expense on the Creative BioMolecules, Inc. note, which was repaid in February 1995, was approximately $18,000 and $135,000 for the years ended December 31, 1995 and 1994, respectively, as more fully discussed in Note E to the financial statements.

INFLATION

    Inflation has had no direct material impact on operations or on the financial condition of the Partnership from inception through December 31, 1996.

                                  OTHER INFORMATION

    The Partnership's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available to limited partners without charge upon written request to:

         PruTech Research and Development Partnership III
         P.O. Box 2016
         Peck Slip Station
         New York, New York 10272-2016

Peck Slip Station                                                        [STAMP]
P.O. Box 2016
New York, NY 10272

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

(Mark One)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended September 30, 1997

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-20081

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

California                                  77-0129484
--------------------------------------------------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

440 Mission Court, Suite 250, Fremont, California            94539
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (510) 656-1855

                                      N/A
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                              ---    ---

                         Part I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION
                                  (Unaudited)

                                                                      SEPTEMBER 30,     DECEMBER 31,
                                                                          1997              1996
---------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                              $ 2,478,450      $ 2,342,441
Investments in equity securities                                         1,999,476       13,321,925
                                                                      ------------      -----------
Total assets                                                           $ 4,477,926      $15,664,366
                                                                      ------------      -----------
                                                                      ------------      -----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued management fee                                                 $    62,500      $   204,670
Accrued expenses and other liabilities                                      79,910           80,438
                                                                      ------------      -----------
Total liabilities                                                          142,410          285,108
                                                                      ------------      -----------
CONTINGENCIES
PARTNERS' CAPITAL
Unitholders (40,934 units issued and outstanding)                        2,742,770        8,312,200
General partner                                                            312,491          931,316
Unrealized gain on investments in equity securities                      1,280,255        6,135,742
                                                                      ------------      -----------
Total partners' capital                                                  4,335,516       15,379,258
                                                                      ------------      -----------
Total liabilities and partners' capital                                $ 4,477,926      $15,664,366
                                                                      ------------      -----------
                                                                      ------------      -----------
---------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these statements

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                  NINE MONTHS ENDED            THREE MONTHS ENDED
                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                              -------------------------     -------------------------
                                                 1997           1996           1997           1996
-----------------------------------------------------------------------------------------------------
REVENUES
Gain on sale of investments in equity
  securities                                  $7,090,925     $3,621,513     $1,404,674     $       --
Interest and other income                         89,720         33,994         33,921          7,013
Royalty income                                        --        216,665             --             --
                                              ----------     ----------     ----------     ----------
                                               7,180,645      3,872,172      1,438,595          7,013
                                              ----------     ----------     ----------     ----------
EXPENSES
Management fee                                   471,840        614,010         62,500        204,670
Write-down of investments in equity
  securities                                     295,000             --             --             --
General and administrative                        94,449         77,381         41,799         26,430
                                              ----------     ----------     ----------     ----------
                                                 861,289        691,391        104,299        231,100
                                              ----------     ----------     ----------     ----------
Net income (loss)                             $6,319,356     $3,180,781     $1,334,296     $ (224,087)
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
ALLOCATION OF NET INCOME (LOSS)
Unitholders                                   $5,687,420     $2,862,703     $1,200,866     $ (201,678)
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
General partner                               $  631,936     $  318,078     $  133,430     $  (22,409)
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
Net income (loss) per unit                    $   138.94     $    69.93     $    29.34     $    (4.93)
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
-----------------------------------------------------------------------------------------------------


                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                  (Unaudited)

                                                                          UNREALIZED
                                                            GENERAL         GAIN ON
                                          UNITHOLDERS       PARTNER       INVESTMENTS        TOTAL
-----------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1996      $8,312,200      $   931,316     $6,135,742      $15,379,258
Net income                                 5,687,420          631,936             --        6,319,356
Distributions                            (11,256,850)      (1,250,761)            --      (12,507,611)
Change in unrealized gain on
  investments in equity securities                --               --     (4,855,487)      (4,855,487)
                                          ----------      -----------     ----------      -----------
Partners' capital--September 30, 1997     $2,742,770      $   312,491     $1,280,255      $ 4,335,516
                                          ----------      -----------     ----------      -----------
                                          ----------      -----------     ----------      -----------
-----------------------------------------------------------------------------------------------------


          The accompanying notes are an integral part of these statements

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                        ----------------------------
                                                                            1997            1996
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Interest and other income received                                      $     89,720     $    33,994
Management fee paid                                                         (614,010)       (614,010)
General and administrative expenses paid                                     (94,977)        (79,870)
Royalty income received                                                           --         216,665
Cash received for other asset                                                     --         216,669
                                                                        ------------     -----------
Net cash used in operating activities                                       (619,267)       (226,552)
                                                                        ------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of investments in equity securities                13,321,537       3,660,056
Purchase of investments in equity securities                                 (58,650)             --
                                                                        ------------     -----------
Net cash provided by investing activities                                 13,262,887       3,660,056
                                                                        ------------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                                            (12,507,611)     (3,638,578)
                                                                        ------------     -----------
Net increase (decrease) in cash and cash equivalents                         136,009        (205,074)
Cash and cash equivalents at beginning of period                           2,342,441         480,692
                                                                        ------------     -----------
Cash and cash equivalents at end of period                              $  2,478,450     $   275,618
                                                                        ------------     -----------
                                                                        ------------     -----------
RECONCILIATION OF NET INCOME TO NET CASH
USED IN OPERATING ACTIVITIES
Net income                                                              $  6,319,356     $ 3,180,781
                                                                        ------------     -----------
Adjustments to reconcile net income to net cash used in operating activities:
Gain on sale of investments in equity securities                          (7,090,925)     (3,621,513)
Write-down of investments in equity securities                               295,000              --
Changes in:
   Accrued management fee                                                   (142,170)             --
   Accrued expenses and other liabilities                                       (528)         (2,489)
   Other asset                                                                    --         216,669
                                                                        ------------     -----------
Total adjustments                                                         (6,938,623)     (3,407,333)
                                                                        ------------     -----------
Net cash used in operating activities                                   $   (619,267)    $  (226,552)
                                                                        ------------     -----------
                                                                        ------------     -----------
----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
1997

   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the
Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.
----------------------------------------------------------------------------------------------------


          The accompanying notes are an integral part of these statements

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                                  (Unaudited)

A. GENERAL

   These financial statements have been prepared without audit. In the opinion of management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of PruTech Research and Development Partnership III (the "Partnership") as of September 30, 1997, the results of its operations for the nine and three months ended September 30, 1997 and 1996 and its cash flows for the nine months ended September 30, 1997 and 1996. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

   Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.

   Certain balances for prior periods have been reclassified to conform with the current financial statement presentation.

B. INVESTMENTS

   Investments in marketable equity securities available-for-sale include the following:


                                   SEPTEMBER 30, 1997                                        DECEMBER 31, 1996
                 ------------------------------------------------------    ------------------------------------------------------
                                       GROSS UNREALIZED      CARRYING                              GROSS UNREALIZED    CARRYING
                  SHARES   COST BASIS        GAINS             VALUE        SHARES    COST BASIS        GAINS            VALUE
-----------------------------------------------------------------------    ------------------------------------------------------
Creative
  BioMolecules,
  Inc.-Common
  Stock           54,484    $178,296       $  407,407       $   585,703     509,382   $1,666,928     $  3,617,910     $  5,284,838
Kopin
  Corporation-
  Common Stock    45,116     337,470          767,879         1,105,349     537,333    4,019,255        2,361,582        6,380,837
Cell Genesys
  Corporation-
  Common Stock    39,165     203,455          104,969           308,424          --           --               --               --
Somatix Therapy
  Corporation-
  Common Stock        --          --               --                --     500,000    1,500,000          156,250        1,656,250
                           ----------   ----------------   -------------              ----------   ----------------   ------------
                            $719,221       $1,280,255       $ 1,999,476               $7,186,183     $  6,135,742     $ 13,321,925
                           ----------   ----------------   -------------              ----------   ----------------   ------------
                           ----------   ----------------   -------------              ----------   ----------------   ------------


   The gross unrealized gains would be allocated 90% to the Unitholders and 10% to R&D Funding Corp (the "General Partner") if realized at September 30, 1997; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

CREATIVE BIOMOLECULES, INC.

   During the first quarter of 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock with a cost basis of $1,446,000 resulting in a gain of $3,573,000, and the Partnership exercised its option to purchase 6,900 shares of Creative BioMolecules, Inc. common stock at an exercise price of $8.50 per share for a total cost of $59,000. During the third quarter of 1997, the Partnership sold 19,900 shares of Creative BioMolecules, Inc. common stock with a cost basis of $101,000 resulting in a gain of $89,000. Between October 1, 1997 and November 7, 1997, the Partnership sold 30,000 shares of Creative BioMolecules, Inc. common stock as discussed in Note E.

KOPIN CORPORATION

   During the first quarter of 1997, the Partnership sold 173,189 shares of Kopin Corporation common stock with a cost basis of $1,295,000 resulting in a gain of $1,002,000. During the second quarter of 1997, the

Partnership sold 219,274 shares of Kopin Corporation common stock with a cost basis of $1,640,000 resulting in a gain of $1,208,000. During the third quarter of 1997, the Partnership sold 99,754 shares of Kopin Corporation common stock with a cost basis of $746,000 resulting in a gain of $1,230,000. Between October 1, 1997 and November 7, 1997, the Partnership sold 27,473 shares of Kopin Corporation common stock as discussed in Note E.

SOMATIX THERAPY CORPORATION/CELL GENESYS CORPORATION

   During the first quarter of 1997, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock with a cost basis of $615,000 resulting in a loss of $98,000. At March 31, 1997, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $295,000. During the second quarter of 1997, the Partnership sold 6,000 shares of Somatix Therapy Corporation common stock with a cost basis of $12,000 resulting in no gain or loss to the Partnership.

   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.

   During the third quarter of 1997, the Partnership sold 72,100 shares of Cell Genesys Corporation common stock with a cost basis of $375,000 resulting in a gain of $86,000. Between October 1, 1997 and November 7, 1997, the Partnership sold 20,400 shares of Cell Genesys Corporation common stock as discussed in Note E.

C. RELATED PARTIES

   The General Partner and its affiliates perform certain services for the Partnership (for which they are reimbursed through the management fee) which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The management fee and printing costs were:



                              NINE MONTHS ENDED       THREE MONTHS ENDED
                                SEPTEMBER 30,           SEPTEMBER 30,
                            ---------------------    --------------------
                              1997         1996       1997         1996
-------------------------------------------------------------------------
       Management fee       $471,840     $614,010    $62,500     $204,670
       Printing                9,735        8,957      3,150        3,032
                            --------     --------    -------     --------
                            $481,575     $622,967    $65,650     $207,702
                            --------     --------    -------     --------
                            --------     --------    -------     --------


   Effective July 1, 1997, the General Partner reduced its management fee to the greater of (a) $250,000 annually or (b) ten percent of the aggregate amount received from the Partnership's royalty position in a treatment for Alzheimer's disease with Forest Laboratories, Inc. after July 1, 1997 until the dissolution and liquidation of the Partnership, not to exceed the aggregate management fee payable under the terms of the Agreement of Limited Partnership ($818,680 per annum).

   Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses and other liabilities) as of September 30, 1997 and December 31, 1996 were $6,851 and $4,943, respectively.

   Prudential Securities Incorporated, an affiliate of the General Partner, owned 724 units in the Partnership at September 30, 1997.

   The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of the General Partner, for investment of its available cash in short-term instruments pursuant to the guidelines established by the Partnership Agreement.

   The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership II and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships"), for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the

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

PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

D. CONTINGENCIES

   On April 15, 1994, a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud and fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12), and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees.

   The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and are vigorously defending themselves in this action. The claims of most plaintiffs have been settled or dismissed. It is currently expected that the remaining claims will be resolved shortly. The Partnership has not contributed to any settlement or paid any costs of the litigation, nor is it anticipated that it will.

E. SUBSEQUENT EVENTS

   Between October 1, 1997 and November 7, 1997, the Partnership sold 30,000, 27,473 and 20,400 shares of Creative BioMolecules, Inc. common stock, Kopin Corporation common stock, and Cell Genesys Corporation common stock for approximately $316,000, $646,000 and $189,000, respectively. These sales resulted in gains of approximately $217,000, $441,000 and $83,000, respectively.

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
      ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

   As of September 30, 1997, the Partnership had approximately $2,478,000 of cash and cash equivalents which is an increase of approximately $136,000 as compared to December 31, 1996. The increase in cash and cash equivalents was primarily due to proceeds from the sales of certain investments in equity securities as further discussed below reduced by the payment of distributions and management fees.

   As of September 30, 1997, the Partnership had approximately $719,000 invested in equity securities with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments. Additionally, the realization of this market value is further impacted by market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized and from the revenue stream from royalties and interest income. It is not expected that the Partnership's eventual total distributions will equal the Unitholders initial investments. The Partnership's royalty positions with Forest Laboratories, Inc. and Creative BioMolecules, Inc. did not generate royalty income for the Partnership during the nine months ended September 30, 1997 and 1996.

   During the first quarter of 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for $5,019,000, and the Partnership exercised its option to purchase 6,900 shares of Creative BioMolecules, Inc. common stock at an exercise price of $8.50 per share for a total cost of $59,000. Also, during the first quarter of 1997, the Partnership sold 173,189 shares of Kopin Corporation common stock for $2,297,000, and 205,000 shares of Somatix Therapy Corporation common stock for $517,000.

   In February and March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively. Unitholders received a total of $4,093,400 ($100 per unit) and $3,070,050 ($75 per unit) on these distributions, respectively, and the General Partner received the remainder.

   During the second quarter of 1997, the Partnership sold 219,274 shares of Kopin Corporation common stock for $2,848,000, and 6,000 shares of Somatix Therapy Corporation common stock for $12,000.

   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.

   During the third quarter of 1997, the Partnership sold 19,900 shares of Creative BioMolecules, Inc. common stock for $190,000, 99,754 shares of Kopin Corporation common stock for $1,976,000, and 72,100 shares of Cell Genesys Corporation common stock for $460,000.

   During August 1997, the Partnership made a $4,548,222 distribution, of which $4,093,400 ($100 per unit) was paid to the Unitholders, and the remainder to the General Partner.

   Between October 1, 1997 and November 7, 1997, the Partnership sold 30,000, 27,473, and 20,400 shares of Creative BioMolecules, Inc. common stock, Kopin Corporation common stock, and Cell Genesys Corporation common stock for approximately $316,000, $646,000, and $189,000, respectively.

RESULTS OF OPERATIONS

   The Partnership's net income increased by approximately $3,139,000 and $1,558,000 for the nine and three months ended September 30, 1997 as compared to the same periods in 1996. These increases were primarily due to larger gains on the sale of investments in equity securities and to a reduction in management fees in 1997 versus 1996, offset, in part, by a 1997 write-down of the Partnership's equity investment in Somatix Therapy Corporation and 1996 royalty income from Kopin Corporation as discussed below.

   During the nine months ended September 30, 1997, the Partnership recorded gains on the sale of common stock totalling approximately $7,091,000, including gains of $3,662,000 and $3,440,000 on the sale of common stock of Creative BioMolecules, Inc. and Kopin Corporation, respectively. These gains compared to a gain of approximately $3,622,000 on the sale of 75,000 shares of Forest Laboratories, Inc. common stock and 4,334 shares of Kopin Corporation common stock during the first quarter of 1996.

   Interest and other income increased by $56,000 and $27,000 for the nine and three month periods ended September 30, 1997, respectively, as compared to the same periods in 1996 due to higher amounts invested in short-term instruments funded from 1997 sales of securities.

   During the second quarter of 1996, the Partnership recorded $217,000 of royalty income as part of an agreement in which the Partnership agreed to transfer to Kopin Corporation its rights to certain technologies and royalties. As a result of the above, the Partnership holds no technology or royalty positions with Kopin Corporation and therefore, no further royalties will be received by the Partnership from Kopin Corporation.

   Management fees decreased by $142,000 for both the nine and three month periods ended September 30, 1997 as compared to the same periods in 1996. Effective July 1, 1997, the General Partner reduced its management fee to the greater of (a) $250,000 annually or (b) ten percent of the aggregate amount received from the Partnership's royalty position in a treatment for Alzheimer's disease with Forest Laboratories, Inc. after July 1, 1997 until the disolution and liquidation of the Partnership, not to exceed the aggregate management fee payable under the terms of the Agreement of Limited Partnership ($818,680 per annum).

   At March 31, 1997, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $295,000.

   General and administrative expenses increased by $17,000 and $15,000 for the nine and three month periods ended September 30, 1997, respectively, as compared to the same periods in 1996. These increases were due primarily to professional and other costs incurred in 1997 in evaluating the orderly liquidation of the Partnership.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings--This information is incorporated by reference to Note D to the financial statements filed herewith in Item 1 of Part I of the Registrant's Quarterly Report.

Item 2. Changes in Securities--None

Item 3. Defaults Upon Senior Securities--None

Item 4. Submission of Matters to a Vote of Security Holders--None

Item 5. Other Information--None

Item 6. Exhibits and Reports on Form 8-K

        (a) Exhibits--

            PruTech Research and Development Partnership III Agreement of Limited Partnership (incorporated by reference to Exhibit 3.1 included with Registrant's Form S-1 Registration Statement, File No. 33-6091, filed on June 3, 1986)

            First Amendment to the Agreement of Limited Partnership of PruTech Research and Development Partnership III (incorporated by reference to Exhibit 3 included with Registrant's Annual Report on Form 10-K filed March 28, 1992)

            Financial Data Schedule (filed herewith)

        (b) Reports on Form 8-K--Registrant's Current Report on Form 8-K dated September 17, 1997, as filed with the Securities and Exchange Commission on September 30, 1997, relating to Item 2 regarding the sale of 55,900 shares of Kopin Corporation common stock.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PruTech Research and Development Partnership III

By: R&D Funding Corp
    A Delaware corporation, General Partner

    By: /s/ Michael S. Hasley                    Date: November 13, 1997
    ----------------------------------------
    MICHAEL S. HASLEY
    PRESIDENT FOR THE REGISTRANT

By: R&D Funding Corp
    A Delaware corporation, General Partner

    By: /s/ Steven Carlino                       Date: November 13, 1997
    ----------------------------------------
    STEVEN CARLINO
    VICE PRESIDENT AND CHIEF ACCOUNTING
      OFFICER FOR THE REGISTRANT